UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

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S&T Bancorp, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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To our shareholders:

The S&T Bank brand gained strength and deepened its impact across our entire geographic footprint in 2017, and that fact, coupled with impressive results among each of our lines of business, enabled us to complete another year of record performance. An 11% increase in net interest income as well as controlled expenses and a significant improvement in our asset quality made 2017 a solid year for S&T.

2017 Financials

Financial highlights from 2017 include:

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Net income increased to $73.0 million compared to $71.4 million for 2016. Diluted earnings per share (EPS) were $2.09, up from $2.05 for 2016. As a result of the December 2017 enactment of the Tax Cuts and Jobs Act, additional tax expense of $13.4 million was recognized to re-measure the net deferred tax asset (DTA). Excluding the net DTA re-measurement, net income increased 21% to $86.4 million (non-GAAP) compared to 2016, while EPS rose to $2.47 (non-GAAP) compared to 2016.

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Return on assets (ROA) was 1.03%, return on equity (ROE) was 8.37% and return on average tangible equity (ROTE) (non-GAAP) was 12.77%.  Excluding the net DTA re-measurement of $13.4 million, ROA was 1.22% (non-GAAP), ROE was 9.90% (non-GAAP) and ROTE was 15.08% (non-GAAP).

•	Net interest income increased $22.5 million, or 11%, and net interest margin (FTE) (non-GAAP) increased 9 basis points to 3.56% compared to 3.47% in 2016.

•	Asset quality metrics improved with a decrease in nonperforming loans of $18.7 million, or 44%, compared to December 31, 2016.

•	Expenses were well controlled during 2017 with an efficiency ratio (non-GAAP) of 51.77% compared to 54.06% for 2016.

•	Dividends declared in 2017 increased $0.05, or 6.5%, to $0.82, compared to $0.77 for 2016. Our dividends have increased six times over the past five years (a nearly 50% increase).

Reconciliations of the non-GAAP measures discussed above to the most directly comparable GAAP measures are provided in Appendix A of the 2018 Proxy Statement.

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2017 Highlights

S&T operates across five geographic markets. In 2017 these regions created the environment for solid results, marked by the completion of all markets adopting the S&T Bank brand. Here is a summary of each market’s total loan outstandings for the year:

•	Southwestern Pennsylvania (Pittsburgh, Indiana, Johnstown): $3.0 billion.

•	Central Pennsylvania (Harrisburg, Lancaster): $838 million.

•	Northeast Ohio (Cleveland): $314 million.

•	Central Ohio (Columbus): $291 million.

•	Western New York (Rochester, Buffalo): $373 million.

In addition, our major lines of business had solid performance, as well.

Commercial banking, achieved another strong year. This unit, made up of our corporate, treasury management, and business banking segments, represents a source of important loan growth and a key entry point among our valued customers into expanded relationships with S&T. Loans outstanding in Commercial banking totaled $4.5 billion in 2017.

Retail banking continued to fuel solid results in consumer loans, deposits, and fees. This segment supports our customers in a relationship and value-driven manner with products and services that meet and anticipate customer needs, resulting in deposit generation and growth in consumer households for S&T. In 2017, our retail locations held average deposits of $90.5 million per branch, well above our peer group average. Our approach of providing digital-based solutions with a personal touch made meaningful strides in serving retail accounts, driven by programs offering incentives to customers for using S&T products.

A comprehensive customer digital strategy also contributed to our retail success, with mobile first solutions delivering products and services to all demographic groups, especially millennials. Our digital strategy rests on the idea that S&T will deliver the same capabilities through on-line and mobile channels as we do in person. Our Solution Center supports both digital and person-to-person experiences, bridging the gap for customers.

Our Wealth Management group held $2.0 billion in assets under administration, producing annual revenue of $10.2 million from brokerage and trust services, and registered investment advisor services for institutional accounts.

On January 1, 2018, we sold a majority ownership of S&T Evergreen Insurance to The Reschini Group.  S&T and The Reschini Group have enjoyed a long history of doing business together and, as such, S&T will serve as an ongoing referral source to Evergreen Insurance. This new arrangement promises to provide S&T with a platform to increase our overall product set, while providing additional resources to meet our customers’ growing insurance needs through the expertise and reach of The Reschini Group.

S&T and its people work diligently every day to demonstrate our belief in, and promotion of, the communities where we are privileged to operate. This year, S&T employees donated nearly $100,000 to the United Way, in addition to raising more than $20,000 to benefit the Indiana County Community Action Program (ICCAP).

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Our work in helping others in the community translated into committing more than 3,100 employee volunteer hours to 23 local food banks, Relay for Life events, Salvation Army bell ringer campaign, Grocers Fight Cancer, Pittsburgh’s Veterans Place, baseball camp at Indiana’s Miracle Field, various financial and career programs across multiple school districts, and more. For the second consecutive year, S&T donated seedlings and encouraged employees to volunteer their time onsite during the “Plant a Tree at Flight 93” effort at the National Park Service’s Flight 93 Memorial in nearby Somerset County.

It gives me great personal pride to say, as S&T has expanded into new markets over the past few years, that all of our employees embrace a shared commitment to community. That has translated into providing significant services to non-profit boards and organizations serving children, the elderly and others in need. In all, our charitable contributions totaled close to $1 million.

This May will see the retirement of our board chairperson, Chuck Urtin. Chuck joined the S&T board in 2008, and has served as chair since 2013. His longstanding commitment and work contributing to the success of this organization cannot be overstated, and his guidance will surely be missed. I join with the other members of the board, and all of our employees, in extending our appreciation to Chuck and our best wishes as he retires.
At the same time, we are very fortunate to have welcomed two new board members in the past year, Christina Cassotis and Robert Kane. Christina serves as CEO of the Allegheny County Airport Authority, operators of Pittsburgh International Airport, which in 2017 became the only U.S. airport ever named by Air Transport World as Airport of the Year. Bob is the president and CEO of Reliant Holdings, Inc., headquartered in Indiana, Pa., which provides credit related products and services to individuals that reside in all 50 states and the United Kingdom.
As our organization completes its 115-year anniversary celebration, we move forward with a clear and proven strategy for carefully managed profitable growth. We’re big enough to compete with top-tier financial services companies, yet small enough to stay in close touch with each of our customers.

With another record year behind us, our enthusiastic and talented S&T employees remain dedicated to maintaining that exceptional level of performance. Operating in vibrant and healthy communities, enjoying relationships with loyal customers, and benefiting from the support of valued shareholders like you, the future continues to look equally promising for S&T Bancorp.

Sincerely,
Todd D. Brice
President and Chief Executive Officer

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S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 21, 2018

To the Shareholders of
S&T Bancorp, Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. (“S&T”) will be held on May 21, 2018, at 10:00 a.m. Eastern Time, at the S&T Support Center, located at Indiana West Plaza, 2416 Philadelphia Street, Indiana, Pennsylvania 15701, for the purpose of considering and voting on the following matters:

1.	To elect 13 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.	To ratify the selection of KPMG LLP as S&T's independent registered public accounting firm for the fiscal year 2018;

3.	To approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers;

4.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of S&T’s named executive officers; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on March 22, 2018 are entitled to notice of and to vote at such meeting or any adjournment thereof.
If you are unable to attend the Annual Meeting in person, you may attend it via the Internet by going to www.virtualshareholdermeeting.com/STBA18. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
By Order of the Board of Directors,

Ernest J. Draganza Secretary
Indiana, Pennsylvania
April 11, 2018
IMPORTANT
YOUR VOTE IS IMPORTANT, AND WE APPRECIATE YOU TAKING THE TIME TO VOTE PROMPTLY. IF YOU RECEIVED THE PROXY MATERIALS BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018, FOR THE APPROVAL OF THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS AND FOR ONE YEAR ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2018: OUR PROXY STATEMENT, 2017 ANNUAL REPORT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM
We are taking advantage of a rule of the Securities and Exchange Commission (the “SEC”) which allows companies to make proxy materials available on a public website rather than in paper form. This rule allows a company to send some or all of its shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) in place of the complete proxy package. For our 2018 Annual Meeting, to save significant printing and mailing expenses, S&T mailed a Notice to certain shareholders who had not previously elected to receive their proxy materials through the mail, to inform them of the electronic availability of the proxy materials 40 days in advance of the Annual Meeting.

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S&T BANCORP, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2018
INTRODUCTION
This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. (“S&T”) in connection with the solicitation of proxies by the Board of Directors of S&T (the “S&T Board”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). We are first sending the Notice of Internet Availability of Proxy Materials (the “Notice”), or this Proxy Statement, S&T’s 2017 Annual Report and proxy card to shareholders on or about April 11, 2018.
At the Annual Meeting, shareholders of S&T will be asked (i) to elect 13 directors of S&T to serve a one-year term, (ii) to approve the ratification of the selection of KPMG LLP as S&T's independent registered public accounting firm for the fiscal year 2018, (iii) to approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers and (iv) to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of S&T’s named executive officers.
All shareholders are urged to read this Proxy Statement carefully and in its entirety.
MEETING INFORMATION
Date, Time and Place
The Annual Meeting will be held on May 21, 2018, at 10:00 a.m. Eastern Time at the S&T Support Center, located at Indiana West Plaza, 2416 Philadelphia Street, Indiana, Pennsylvania 15701. The Annual Meeting will also be hosted virtually via the Internet. See "Attending the Meeting; Virtual Meeting" below.
Record Date, Voting Rights and Required Vote
The securities that can be voted at the Annual Meeting consist of shares of common stock of S&T, par value $2.50 per share (“Common Stock”), with each share entitling its owner to one vote on each matter to be voted on at the Annual Meeting. There are no cumulative voting rights with respect to the Common Stock. Only holders of the Common Stock at the close of business on March 22, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. There were 2,858 record holders of the Common Stock and 35,000,793 shares of Common Stock outstanding as of the Record Date.
A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions are counted for purposes of determining the presence or the absence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions will not affect the outcome of a vote on a particular matter. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter. Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers and other nominees have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, the advisory vote on the approval of compensation of S&T's named executive officers and the advisory vote on the frequency of future advisory votes on the compensation of S&T's named executive officers.
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the 13 nominees receiving the most votes will be elected. A withheld vote on any nominee will not affect the voting results. The ratification of the selection of KPMG LLP as S&T's independent registered public accounting firm for fiscal year 2018 and the approval, on a non-binding advisory basis, of the compensation of S&T’s named executive officers require the affirmative vote of a majority of the votes cast at the Annual Meeting to be approved. For the proposal regarding the frequency of future advisory votes on the compensation of S&T’s named executive officers, the frequency (one, two or three years) receiving the most votes will be deemed the preference of S&T’s shareholders.

Voting and Revocation of Proxies
Shareholder of Record. If you are a shareholder of record and you received the Notice, you may vote by accessing the secure Internet website registration page identified on the Notice and following the instructions. You may also vote in person at the Annual Meeting or electronically if attending the virtual meeting.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by proxy by telephone, using the Internet or by mail, as further described below.

•	By Telephone. Call the toll-free telephone number on the enclosed proxy card (1-800-690-6903) and follow the recorded instructions.

•	By Internet. Access the secure Internet website registration page on the enclosed proxy card and follow the instructions.

•	By Mail. Sign, date and return your proxy card in the postage-paid envelope provided.

If you vote by proxy via telephone or the Internet, you do not need to mail your proxy card. The individuals named as proxies on your proxy card will vote your shares of S&T Common Stock at the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or mail. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the S&T Board.

Beneficial Owners. If your shares of S&T Common Stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares of S&T Common Stock via the Internet or by telephone, if the bank, broker or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, or other nominee will send you instructions on how to submit your voting instructions for your shares of S&T Common Stock. If you wish to vote in person at the Annual Meeting, you must obtain a signed proxy from your bank, broker or other nominee who holds the shares on your behalf in order to cast your vote.

If you properly complete, sign, date and return the voting instruction form, your shares of S&T Common Stock will be voted as you specify. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares of S&T Common Stock for you, your shares of S&T Common Stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote.

Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

Revocation of Proxies. The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person or electronically in the virtual meeting.
Attending the Meeting; Virtual Meeting
Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting in person. Because seating is limited, admission to the meeting will be on a first come, first served basis. Registration will begin at 9:30 a.m. Eastern Time. If you plan to attend the Annual Meeting in person, please bring a valid government-issued photo identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date must be provided during check-in at the registration desk at the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you wish to attend the Annual Meeting live online, you can do so by visiting www.virtualshareholdermeeting.com/STBA18. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Solicitation of Proxies
The cost of soliciting proxies will be borne by S&T. S&T has engaged D.F. King & Co., Inc. to help solicit proxies for the Annual Meeting, and will pay D.F. King & Co., Inc. $8,000, plus its out-of-pocket expenses, for the solicitation of proxies. In addition to the solicitation of proxies by mail, S&T may also solicit proxies personally, by telephone or by electronic means, through its directors, officers and regular employees. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. S&T also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.
Internet Availability of Proxy Materials
S&T’s Proxy Statement for the Annual Meeting and S&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.proxyvote.com. You will enter your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to access these materials.

Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or proxy statement and annual report addressed to those shareholders. This process is commonly referred to as “householding.”
S&T has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and S&T, because it eliminates unnecessary mailings delivered to your home and helps to reduce S&T’s expenses. “Householding” is not being used, however, if S&T has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Notice or one annual report and proxy statement package, S&T will deliver promptly a separate copy of the Notice or annual report and the proxy statement package to any shareholder who contacts S&T by calling the toll-free number, 1-800-325-2265, or by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. You can also notify S&T that you would like to receive separate copies of the Notice or S&T’s annual report and proxy statement in the future by calling S&T. If your household has received multiple copies of the Notice or S&T’s annual report and proxy statement, you can request the delivery of single copies in the future by calling S&T, as instructed above, or your broker, if you hold the shares in “street name.”
If you received more than one Notice or proxy card, it means that your shares are registered in more than one name (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Please make sure that you vote all of your shares by following the directions on each Notice or on each proxy card that you received.
For our 2019 annual meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by following the prompts for consenting to electronic access, if voting by telephone, or by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the 2018 Annual Meeting. If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting you will receive notification when the proxy materials are available for on-line review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to S&T by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

BENEFICIAL OWNERS OF S&T COMMON STOCK
Under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to S&T to be deemed to be a beneficial owner of 5% or more of Common Stock as of March 22, 2018, when 35,000,793 shares of S&T Common Stock were outstanding. S&T has relied solely on information provided in the public filings made by the holders below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc.	4,460,718	(1)	12.74%
	55 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group, Inc.	3,321,252	(2)	9.49%
	100 Vanguard Blvd.
	Malvern, PA 19355
Common Stock	Dimensional Fund Advisors LP	1,780,304	(3)	5.09%
	Building One
	6300 Bee Cave Road
	Austin, TX 78746

(1) According to its Schedule 13G/A filed with the SEC on January 19, 2018, BlackRock, Inc. has sole dispositive power over 4,460,718 shares and sole voting power over 4,377,901 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 22, 2018.
(2) According to its Schedule 13G/A filed with the SEC on February 12, 2018, The Vanguard Group has sole dispositive power over 3,279,279 shares, shared dispositive power over 41,973 shares, sole voting power over 38,297 shares and shared voting power over 6,406 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 22, 2018.
(3) According to its Schedule 13G filed with the SEC on February 9, 2018, Dimensional Fund Advisors LP has sole dispositive power over 1,780,304 shares and sole voting power over 1,693,139 shares. Dimensional Fund Advisors LP, a registered investment advisor, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Dimensional Funds”). All listed shares are owned by the Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. The percentage of ownership is calculated based on the information provided on the Schedule 13G, as updated for shares outstanding as of March 22, 2018.

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS
The following table sets forth, as of March 22, 2018, the amount and percentage of Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers ("NEOs") (as defined below) of S&T, as well as the directors and executive officers of S&T as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares of Common Stock. The business address of each of S&T’s directors and officers is 800 Philadelphia Street, Indiana, Pennsylvania 15701.

Name	Shares of Common Stock Beneficially Owned (1)	Percent Owned
David G. Antolik	34,401	*
Todd D. Brice	107,292	*
Christina A. Cassotis	764	*
Michael J. Donnelly	29,300	*
James T. Gibson	200,758	*
Jeffrey D. Grube	25,008	*
Jerry D. Hostetter	10,201	*
Frank W. Jones	24,215	*
Robert E. Kane	2,003	*
Mark Kochvar	57,483	*
David L. Krieger	18,155	*
James C. Miller	61,936	*
Frank J. Palermo, Jr.	17,866	*
David P. Ruddock	46,791	*
Thomas J. Sposito II	27,673	*
Christine J. Toretti	25,160	*
Charles G. Urtin	27,710	*
Steven J. Weingarten	82,502	*
All current directors and executive officers as a group (23 persons)	887,217	2.53%

(1) May include shares held by spouse, other family members, as trustee or through a corporation. Mr. Brice disclaims beneficial ownership of 1,475 shares that are directly owned by his spouse and 4,776 shares that are directly owned by his daughters. Mr. Brice has neither voting nor investment power over these disclaimed shares. Mr. Miller disclaims beneficial ownership of 17,760 shares that are directly owned by his spouse. Mr. Miller has neither voting nor investment power over these disclaimed shares. Includes shares of unvested restricted stock, as to which the holder has voting power but no investment power, as follows: Mr. Antolik, 10,552 shares; Mr. Brice, 22,629 shares; Ms. Cassotis, 764 shares; Mr. Donnelly, 997 shares; Mr. Gibson, 997 shares; Mr. Grube, 997 shares; Mr. Hostetter, 997 shares; Mr. Jones, 997 shares; Mr. Kane, 997 shares; Mr. Kochvar, 9,352 shares; Mr. Krieger, 997 shares; Mr. Miller, 997 shares; Mr. Palermo, 997 shares; Mr. Ruddock, 8,984 shares; Mr. Sposito, 8,944 shares; Ms. Toretti, 997 shares; and Mr. Urtin, 997 shares.
* Less than 1% of the outstanding Common Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires S&T’s directors and executive officers, and persons who own more than 10% of S&T’s stock, to report to the SEC certain of their transactions with respect to S&T’s Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in S&T must be filed within ten days of when a director, executive officer or person who owns more than 10% of S&T’s stock becomes subject to Section 16(a) of the Exchange Act.
Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner, except for the following reports filed late: one Form 3 filed by Ms. Christina Cassotis; one Form 4/A filed by Ms. Christina Cassotis for one transaction of shares acquired on July 24, 2017; and one Form 4 filed by Mr. Frank Jones, reporting one transaction of shares sold on November 2, 2017. The late filings were inadvertent.

PROPOSAL 1—ELECTION OF DIRECTORS
General
The By-laws of S&T provide that the number of directors constituting the S&T Board will consist of not less than nine (9) nor more than seventeen (17), with the exact number to be fixed and determined from time to time by resolution of a majority of the S&T Board. Currently, the S&T Board has fixed the number of directors at fourteen (14); however, the number of directors will be reduced by the S&T Board to thirteen (13) effective as of the date of the Annual Meeting, when Director Urtin retires.  The S&T Board has nominated the thirteen (13) persons named below for election at the Annual Meeting, including thirteen (13) incumbent directors up for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The nominees were each recommended by our Nominating and Corporate Governance Committee (the “Nominating Committee”) to the S&T Board. Directors are elected annually and each director nominee elected at the Annual Meeting will serve for a term expiring at the 2019 S&T annual meeting of shareholders, until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable to serve or unwilling to serve for good cause, proxies may be voted for a substitute nominee designated by the S&T Board. There are no family relationships between or among any of our directors, executive officers or persons nominated or chosen to become a director or executive officer. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the S&T Board. Our views are informed not only by the current and prior employment and educational background of our directors, but also by the S&T Board’s experience in working with their fellow directors. The S&T Board has had significant experience with the incumbent directors and has had the opportunity to assess the contributions that the directors have made to the S&T Board as well as their industry knowledge, judgment and leadership capabilities. The Nominating Committee continually assesses the tenure and diversity of the S&T Board and seeks opportunities, within the constraint of the size of the S&T Board, to include a mix of directors with S&T Board experience and with fresh perspectives. In the last five years, the Nominating Committee has had the opportunity to add six or nearly 50% new directors to the S&T Board to further diversify the S&T Board’s industry knowledge, judgment and leadership capabilities. Director Palermo was added to the S&T Board in 2013; Directors Gibson, Hostetter and Weingarten were added to the S&T Board through the acquisition of Integrity Bancshares, Inc. ("Integrity") in 2015; Director Kane was elected in 2017; and Director Cassotis was appointed to the S&T Board in June 2017.
Director Nominees for Election at the 2018 Annual Meeting:
Todd D. Brice, 55, has served as a director of S&T since 2005. Mr. Brice has been President and Chief Executive Officer of S&T and S&T Bank since 2008 and was formerly President and Chief Operating Officer of S&T and S&T Bank from 2004 until 2008 and Executive Vice President of Commercial Lending at S&T and S&T Bank from 2002 until 2004. With 32 years of banking experience, including 16 years of senior management experience at S&T, we believe that Mr. Brice’s deep industry knowledge and his expertise in our operations, commercial lending and corporate strategy provides the S&T Board with significant insight across a broad range of issues critical to our business. As our Chief Executive Officer, Mr. Brice provides unique insight to the S&T Board regarding our day-to-day operations, customer information, competitive intelligence, general trends in national and local banking and issues regarding our financial results.

Christina A. Cassotis, 53, has served as a director of S&T since June 2017 and is a member of the Audit Committee. Ms. Cassotis has been the chief executive officer of the Allegheny County Airport Authority, which operates Pittsburgh International Airport and Allegheny County Airport, since January 2015. Prior to that, Ms. Cassotis joined SH&E, Inc. in 1999, a global commercial aviation consulting firm, where she advised airports worldwide on strategy, business and system planning. She went on to serve as managing officer for Airport Services for ICF-SH&E from 2007 to 2014, leading a global team of airport consultants. She also serves as a member of the board for Visit Pittsburgh and is a member of the International Aviation Women’s Association. Ms. Cassotis has demonstrated that she is a strong, decisive, and strategic leader. Her ability in identifying the complex relationship between organizations and the competitive environments in which they operate has allowed her to position her business interests for the future while paying attention to immediate demands. She is an innovative leader who has successfully directed necessary change through organizations in order to drive growth and deliver value. We believe that Ms. Cassotis’ qualifications, skills and experience qualify her to serve on our Board and Audit Committee.

Michael J. Donnelly, 60, has served as a director of S&T since 2001 and is a member of the Compensation and Benefits Committee (the "Compensation Committee") and the Nominating Committee. Mr. Donnelly has been president of Indiana Printing and Publishing Company, Inc. since 1993. We believe that Mr. Donnelly’s deep experience in managing and operating a local business provides the S&T Board with valuable insight into the issues addressing our local corporate and consumer borrowers. Mr. Donnelly has spent over 28 years working with the Indiana County Chamber of Commerce and the Indiana County Development Corporation in retaining and attracting many businesses in the Indiana, Pennsylvania area. Mr. Donnelly’s experience in developing appropriate compensation for the executives and senior management of his company qualifies him to serve on our Compensation Committee, and his experience on the S&T Board provides him with a solid background for service on our Nominating Committee.

James T. Gibson, 62, has served as a director of S&T since March 2015. Mr. Gibson served as chairman, president and chief executive officer of Integrity since its inception in June 2003 until it was acquired by S&T in March 2015, and served as president and chief executive officer of Integrity Bank, a role he also held since its inception in June 2003 until it was merged into S&T Bank in May 2015. Mr. Gibson assisted the S&T Board with transition and integration issues following the acquisition of Integrity in 2015, and retired December 31, 2015. Previously, Mr. Gibson served as president and chief executive officer of Commerce Bank/Harrisburg from 1988 to 2002. We believe that Mr. Gibson’s more than 37 years of banking experience and detailed knowledge about the development and operations of Integrity Bank qualify him to serve on our Board.
Jeffrey D. Grube, 64, has served as a director of S&T since 1997 and is Chairperson of the Compensation Committee and a member of the Audit Committee. Since 1990, Mr. Grube has served as president of B.F.G. Manufacturing Service, Inc., which provides large volume plating, painting and powder coating services with facilities in Pennsylvania and New York. Mr. Grube’s career as an executive in the manufacturing industry includes financial and engineering experience. Mr. Grube’s extensive experience working with small and medium-sized businesses provides the S&T Board with valuable experience regarding potential borrowers and customers, customer relations, lending issues and credit risk. Mr. Grube also served as a director on the board of a privately held company that supplies compliance products for lending solutions. Mr. Grube’s executive and board experience in the manufacturing sector and experience with financial institutions allow him to bring relevant insight regarding regulatory and financial compliance issues to the S&T Board, including the Audit Committee and the Compensation Committee.
Jerry D. Hostetter, 56, has served as a director of S&T since March 2015 and is a member of the Compensation Committee. Mr. Hostetter has served as a partner at Prestige Investment Group, a small private equity company, since its founding in 2012. Prior to that, Mr. Hostetter was the vice president of fund development and legislative affairs of Ephrata Community Hospital from 2008 through 2011. Mr. Hostetter previously served on the board of Integrity from 2011 until it was acquired by S&T in March 2015. We believe that Mr. Hostetter’s experience in the Pennsylvania business community and knowledge gained from his service as a director of Integrity qualify him to serve on the S&T Board and on the Compensation Committee.
Frank W. Jones, 72, has served as a director of S&T since 1997 and is Chairperson of the Nominating Committee and a member of the Audit Committee. In January 2015, Mr. Jones became of counsel with the law firm of Creenan & Baczkowski, PC in Murrysville, Pennsylvania. Prior to joining the law firm, Mr. Jones was practicing law independently in Allegheny County from 1970 to December 2014. Mr. Jones joined the S&T Board following the acquisition of People’s Bank of Unity, a regional financial institution, where he served on the board of directors. Mr. Jones assisted the S&T Board with integration and strategic issues following the acquisition. Mr. Jones’ legal practice, which focuses on estate administration and estate litigation, allows him to provide valuable insight to the S&T Board specifically with respect to our Wealth Management division, including on such issues as customer acquisition, marketing, strategic considerations, compliance and legal risk. We believe that Mr. Jones’ experience as a director of a similar bank to S&T Bank, together with his legal experience as it relates to one of our core businesses and his years of experience on the S&T Board, qualify him to serve as a director and on our Audit Committee and Nominating Committee.
Robert E. Kane, 50, has served as a director of S&T since 2017 and is a member of the Audit Committee. Mr. Kane has served as the president, chief executive officer and owner of Reliant Holdings, Inc. since 2005, which provides credit related products and services to individuals that reside in all 50 states as well as the United Kingdom. Reliant Holdings' extensive operations include Internet marketing, e-commerce and mobile technology, call center services and fulfillment services. Over the past 10 years, Mr. Kane has served on the board of directors of numerous organizations including the Pennsylvania Economic Development Financing Authority (PEDFA), the Indiana County Chamber of Commerce, Indiana County Development Corporation and Indiana Regional Medical Center. Mr. Kane also served on S&T Bank’s Indiana Regional Advisory Board from 2012 to 2016. In addition to his sound leadership capabilities, Mr. Kane has attained a deep knowledge of the financial services industry throughout his career. We believe that Mr. Kane’s executive management experience and detailed knowledge of the financial and e-commerce sectors qualify him to serve on our Board and the Audit Committee.
David L. Krieger, 74, has served as a director of S&T since 2007. Mr. Krieger has been retired since 2007 but was formerly Senior Executive Vice President and Commercial Lending Group Manager of S&T and S&T Bank. We believe that Mr. Krieger’s 24 years of experience at S&T, including leading our commercial lending group, adds valuable experience to the S&T Board. Mr. Krieger has deep knowledge of our lending practices and our customer base, and his commercial lending experience, both at S&T and at his prior employer, provides the S&T Board with significant operational insights regarding credit risk.
James C. Miller, 72, has served as a director of S&T since 1993. Mr. Miller served as Chairperson of S&T and S&T Bank from 2004 to 2013. Mr. Miller is retired but was formerly Chief Executive Officer of S&T and S&T Bank from 1998 until 2008 and President of S&T and S&T Bank from 1993 until 2005. We believe that Mr. Miller’s banking experience, including 37 years with S&T or a bank acquired by S&T and his service as our former Chief Executive Officer, provides him with a unique perspective of our business, including our markets, customer base, senior management, key employees, potential customers, and operations and finances, and qualifies him to serve on the S&T Board.
Frank J. Palermo, 65, has served as a director of S&T since January 2013 and is Chairperson of the Audit Committee and a member of the Nominating Committee. Mr. Palermo is a Certified Public Accountant and a Certified Valuation Analyst, and has been the managing shareholder of Palermo/Kissinger & Associates, P.C., an accounting firm, since 1983. Mr. Palermo played an integral role in forming Gateway Bank of Pennsylvania (“Gateway”), where he served as chairman of the audit committee from its inception in 2004 through the date S&T acquired Gateway in 2012. Mr. Palermo’s career also includes 39 years in public accounting and four years as a vice president and controller at a community bank. We believe that Mr. Palermo’s background in accounting and finance, as well as his prior bank audit committee experience, bring a valuable perspective to the S&T Board both with respect to accounting, financial and strategic aspects of S&T’s business and to the Audit Committee on which he serves as “audit committee financial expert.” We further believe that Mr. Palermo’s extensive board experience qualifies him to be a member of the S&T Board and to serve on the Audit Committee and the Nominating Committee.
Christine J. Toretti, 61, has served as Vice Chairperson of S&T and S&T Bank since 2013 and a director of S&T since 1984. Ms. Toretti is a member of the Compensation Committee and the Nominating Committee. Ms. Toretti has been the president of Palladio, LLC, an investment holding company headquartered in Indiana, Pennsylvania, since 2011, was the chairman and chief executive officer of S.W. Jack Drilling Company from 1990 through 2010 and was the president of The Jack Company from 1988 through 2015. Ms. Toretti has been the president of Plum Production, Inc. since 1991, and president of CJT, LLC since 2002, each of which is a natural gas investment company. Ms. Toretti has also been a director of EQT Corporation since October 2015. Ms. Toretti’s deep industrial and energy experience provides the S&T Board with a strategic outlook regarding lending and other commercial opportunities in these sectors, her experience of leading a family business allows her to offer the S&T Board valuable management perspective and credit risk assessment with respect to our industrial and oil and gas borrowers, and her board experience, including in the role of chairman, qualifies her to serve as Vice Chairperson of the S&T Board and on the Compensation Committee and the Nominating Committee.
Steven J. Weingarten, 59, has served as a director of S&T since March 2015 and is a member of the Compensation Committee and the Nominating Committee. Mr. Weingarten has been an attorney at McNees Wallace & Nurick LLC since 1989, and a member since 1993. Additionally, he served as managing partner of McNees Wallace & Nurick LLC from 2002 to 2006. Mr. Weingarten previously served on the board of Integrity from 2003 until it was acquired by S&T in March 2015. We believe that Mr. Weingarten’s experience in managing McNees Wallace & Nurick LLC and in practicing real estate law and the knowledge he gained from his service as a director of Integrity qualify him to serve on the S&T Board and on the Compensation Committee and the Nominating Committee.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The S&T Board has developed and adopted Corporate Governance Guidelines (“Guidelines”) which reflect S&T’s commitment to following corporate governance best practices. The Guidelines are intended to promote the functioning of the S&T Board and its committees and to set forth a common set of expectations as to how the S&T Board should perform its functions. These Guidelines are not intended to modify or amend S&T’s Articles of Incorporation, as amended (the "Articles of Incorporation") or By-laws. In the event of a discrepancy between these Guidelines and the Articles of Incorporation or the By-laws, the Articles of Incorporation and By-laws will always govern. The Guidelines are available on S&T’s website, www.stbancorp.com, under Corporate Governance.
Director Independence
The S&T Board annually reviews and makes a determination as to the independence of its directors under the NASDAQ listing rules. In 2017, the S&T Board also considered all direct and indirect transactions described under “Transactions with Related Parties” in determining whether a director is independent. Finally, the S&T Board considered whether a director has any other material relationships with S&T and concluded that none of S&T's directors has any such relationship that impairs the director’s independence. There were no other related party transactions other than those described in the aforementioned sections of this Proxy Statement. The Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the S&T Board and for the committees of the S&T Board. In accordance with the NASDAQ listing rules and interpretations, following review of the objective measures, the Nominating Committee and S&T Board also evaluate on a subjective basis each director’s personal, familial and/or business relationships, regardless of dollar amount.
On March 19, 2018, the S&T Board determined the following nine director nominees are independent under the NASDAQ listing rules: Ms. Cassotis, Mr. Donnelly, Mr. Grube, Mr. Hostetter, Mr. Jones, Mr. Kane, Mr. Palermo, Ms. Toretti, and Mr. Weingarten. As discussed below, all members of the Compensation Committee and the Nominating Committee are independent under the NASDAQ rules. In addition, the S&T Board determined that each of the members of the Audit Committee is independent under applicable SEC and NASDAQ rules.
Board Structure; Board and Committee Meetings

There are currently 14 directors comprising the S&T Board. The number, however, will be reduced by the S&T Board to 13 effective as of the date of the Annual Meeting.  Director Urtin will retire immediately following the Annual Meeting. The S&T Board has established six committees: Audit, Compensation and Benefits, Credit Risk, Executive, Nominating and Corporate Governance, and Trust and Revenue Oversight.
During 2017, the S&T Board held 11 board meetings, with the following number of meetings held by the S&T Board committees: Audit, four; Compensation and Benefits, five; Credit Risk, four; Executive, one; Nominating and Corporate Governance, five; and Trust and Revenue Oversight, four. Each director attended at least 75% of the total number of meetings of the S&T Board and committees on which he or she served during 2017. Independent members of the S&T Board meet at least twice per year in regularly scheduled executive sessions with an independent Chairperson of the Board presiding over all executive sessions.
The S&T Board has implemented a formal policy that strongly encourages director attendance at the annual meeting of shareholders. In 2017, all of S&T’s directors attended the annual meeting of shareholders.
Separate Roles of Chairperson and Chief Executive Officer
The S&T Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairperson of the Board and Chief Executive Officer (“CEO”) to aid in the S&T Board’s oversight of management. The S&T Board believes that separation of the roles of Chairperson and CEO is the best governance model for S&T and its shareholders at this time. Under this model, our Chairperson, a non-executive position, can devote his attention to assuring that S&T has the proper governance controls in place; that the S&T Board is properly structured from the standpoints of membership, size and diversity; and that management has the support it needs from the S&T Board to carry out our strategic priorities. The CEO, relieved of the duties normally performed by the Chairperson, is free to focus his entire attention on growing and strengthening the business.

The duties of the non-executive Chairperson of the Board include:

•	presiding over all meetings of the S&T Board;

•	preparing the agenda for S&T Board meetings with the Secretary and in consultation with the CEO and other members of the S&T Board;

•	ensuring the S&T Board fulfills its role in overseeing and monitoring management and operations of S&T and protecting the interests of S&T and its shareholders;

•	ensuring the S&T Board receives timely, accurate and complete information and the decision time necessary to make informed judgments;

•	assigning tasks to the appropriate committees of the S&T Board;

•	establishing a relationship of trust with the CEO, providing advice and counsel while respecting the executive responsibilities of the CEO;

•	promoting effective relationships and open communication, both inside and outside the boardroom, between senior management and the S&T Board;

•	communicating the S&T Board’s evaluation of the CEO’s annual performance together with the Compensation Committee Chairperson; and

•	presiding over all meetings of shareholders.
We believe that the current composition of the S&T Board, the S&T Board committees as presently constituted and the leadership structure of the S&T Board enable the S&T Board to fulfill its role in overseeing and monitoring the management and operations of S&T and to protect the interests of S&T and its shareholders.
The S&T Board’s Role in Risk Oversight
Role of the S&T Board
The S&T Board oversees an enterprise-wide approach to risk management (“ERM”), designed to support the achievement of strategic objectives, to improve long-term organizational performance and to enhance shareholder value. The S&T Board regularly discusses with our Chief Risk Officer (the “CRO”) our major risk exposures, their potential impact on S&T, and the steps we take to manage them. A fundamental part of risk management is not only understanding the risks a company faces in its current and future activities and what steps management is taking to manage those risks, but also understanding what level and types of risk are appropriate for a regional full-service financial institution. The S&T Board has ultimate responsibility for approving the risk appetite that is appropriate for S&T. The S&T Board delegates the authority and responsibility for defining the risk appetite and ensuring alignment with the strategic objectives to the management-level Enterprise Risk Management Committee (“Enterprise Risk Committee”). Under ERM, our business unit managers identify and quantify the levels and types of inherent risk within their areas of responsibility, as well as consider the appropriateness of existing risk responses and controls for mitigating risks, based upon a standard definition of risk and risk mitigation established by the Enterprise Risk Committee. By utilizing a comprehensive and standardized view of the nature and level of risk to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risk and react to uncertainties.
Currently, the S&T Board administers its risk oversight function directly and through the Audit Committee, the Compensation Committee, the Credit Risk Committee, the Executive Committee, the Trust and Revenue Oversight Committee and the Enterprise Risk Committee (a management-level committee).
Pursuant to the terms of our Audit Committee charter, the CRO is accountable to both the Audit Committee and our CEO. The Audit Committee reviews and approves the appointment, replacement or dismissal of the CRO, and discusses the organizational structure and staffing regarding risk management, internal controls and regulatory compliance.
The CRO, as the administrator of the ERM program, regularly meets with management, including the CEO, to discuss our various primary areas of risk identified as part of the ERM program, including credit matters and risks related to our loan and investment portfolios; liquidity and market risks; legal, regulatory and compliance risks; and operational, information technology, reputation and strategic risks. As necessary, the Audit Committee meets with the CRO to discuss and analyze risks to S&T without management present. The CRO makes a quarterly ERM presentation to the S&T Board and regularly reports on corporate governance, compliance and risk-related matters at other S&T Board meetings.

The Audit Committee is also responsible for monitoring our compliance risk with respect to regulatory and legal matters, and focuses on financial risk, including internal controls. The Audit Committee annually reviews and evaluates our internal audit function, and meets with our Chief Audit Executive (“CAE”) to review and assess internal audit risks including executive sessions without management present.

Our Enterprise Risk Committee, which is comprised of members of our senior management, including the CRO, CEO, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Chief Banking Officer, CAE, Chief Lending Officer and General Counsel, meets quarterly to discuss the risk exposures of the enterprise, reviews changes to those exposures based on internal and external events, takes action to manage and mitigate such risks, discusses significant policy changes and new products/services, reviews ERM reports before presentation to the S&T Board and promotes proper risk management practices throughout S&T. A corporate policy approved by the S&T Board governs the Enterprise Risk Committee.
The Compensation Committee is responsible for assessing and mitigating risks associated with S&T’s compensation practices, both with respect to S&T’s Named Executive Officers (as further defined and described in the Compensation Discussion and Analysis section of this Proxy Statement) and its employees generally. The Compensation Committee reviews the incentive compensation arrangements for S&T’s Named Executive Officers with the CRO at least annually to discuss and evaluate the risk posed to S&T by its employee compensation plans and to ensure that the compensation arrangements do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of S&T. The Compensation Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Credit Risk Committee is responsible for reviewing the credit administration risk management practices and reporting; the performance of the independent loan review function and its assessment of the management of credit risk arising from the lending and lending related functions of S&T; the review of commercial lending activity, including portfolio reviews; the credit policy approval; and providing guidance on pertinent credit risk matters including loan related strategies. The Credit Risk Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Trust and Revenue Oversight Committee is responsible for the oversight of all trust activities consistent with the Federal Deposit Insurance Corporation’s Statement of Principles of Trust Department Management and the development and implementation of strategic and tactical initiatives in support of S&T’s revenue growth and shareholder value creation. The Trust and Revenue Oversight Committee meets quarterly or as often as it determines is necessary and appropriate.
The Executive Committee is responsible for coordinating S&T Board delegated risk oversight responsibilities across established S&T Board committees including monitoring industry developments and emerging risks and to exercise the authority to act on behalf of the S&T Board between meetings of the S&T Board to the fullest extent permitted by law. The Executive Committee meets at least annually or as often as it determines is necessary and appropriate.
Employee Compensation Policies and Managing Risk
We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe that several features of our compensation policies and programs reflect sound risk management practices, such as basing incentive awards on the achievement of a predetermined earnings per share (“EPS”) goal, an audited number, and the granting of restricted stock subject to a two or three year vesting that serves the additional purpose of encouraging senior management to make decisions currently that promote long-term growth and retention combined with stock ownership guidelines. All awards granted under the 2017 incentive plans were subject to Compensation Committee review and approval based upon corporate and/or individual performance. The incentive plan for senior management, as described in the "Compensation Discussion and Analysis" section below, contains a “Shareholder Protection Feature,” which provides that awards will not be made unless S&T maintains well capitalized capital ratio requirements, as established by applicable regulatory authorities. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. Based on the review by the Compensation Committee, the S&T Board determined that it is not reasonably likely that S&T’s compensation and benefit plans would have a material adverse effect on S&T.
Audit Committee
The members of the Audit Committee are Christina Cassotis, Jeffrey Grube, Frank Jones, Robert Kane, and Frank Palermo (Chairperson). All members meet the independence standards for audit committees established by the SEC and NASDAQ. A written charter approved by the S&T Board governs the Audit Committee and includes the provisions required by the NASDAQ listing standards. A copy of the charter is included on S&T’s website www.stbancorp.com , under Corporate Governance. The Audit Committee has provided information regarding the functions performed by the Audit Committee and its membership in the “Report of the Audit Committee,” included in this Proxy Statement on page 45.
The S&T Board has determined that Mr. Palermo meets the qualifications of an audit committee financial expert under SEC regulations adopted under the Sarbanes-Oxley Act of 2002. Mr. Palermo is a Certified Public Accountant and Certified Valuation Analyst, with 39 years in public accounting, four years as a vice president and controller at a community bank and eight years as a director of a community bank. This experience and education give Mr. Palermo an understanding of U.S. generally accepted accounting principles and financial statements; the ability to assess general applications of such principles in connection with accounting for estimates, accruals and reserves; knowledge preparing, auditing, analyzing or evaluating financial statements presenting a breadth and level of complexity of accounting issues that are comparable to S&T’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Palermo has been designated by the S&T Board as S&T’s “audit committee financial expert.”
Compensation and Benefits Committee
The members of the Compensation Committee are Michael Donnelly, Jeffrey Grube (Chairperson), Jerry Hostetter, Christine Toretti, and Steve Weingarten. The Compensation Committee’s function is to recommend to the S&T Board action on executive compensation and compensation and benefit changes brought to it by management. A written charter approved by the S&T Board governs the Compensation Committee. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Compensation Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
The Compensation Committee is responsible for our stated compensation strategies, goals and purposes, ensuring that there is a strong link between the economic interests of management and shareholders; that members of management are rewarded appropriately for their contributions to company growth and profitability; and that the executive compensation strategy supports organization objectives and shareholder interests. The Compensation Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior management, and carefully considers and monitors the effects of any approved exceptions or adjustments. It receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes. It ensures that the incentive compensation arrangements for S&T do not encourage employees to take risks that are beyond S&T’s ability to manage effectively. It also performs other related duties as defined in its written charter.
The process, policies and specific determinations of the Compensation Committee with respect to compensation of our Named Executive Officers for fiscal 2017 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation and Benefits Committee Report is on page 34 of this Proxy Statement.
Nominating and Corporate Governance Committee
The members of the Nominating Committee are Michael Donnelly, Frank Jones (Chairperson), Frank Palermo, Christine Toretti and Steve Weingarten. The Nominating Committee functions are to assist the S&T Board in annually reviewing the qualifications and independence of the members of the S&T Board and its various committees as well as the composition and structure of the S&T Board; to review and make recommendations to the S&T Board as to its committee structure, functions and composition on a periodic basis; to oversee the annual assessment of the performance of the S&T Board and whether its committees are functioning effectively; to recommend director nominees to the S&T Board to submit for election by shareholders; and to provide guidance to the S&T Board on corporate governance issues. In addition, the Nominating Committee reviews all transactions with related parties, as further described on page 43 of this Proxy Statement. The Nominating Committee oversees the S&T Director Orientation Program and the continuing education programs for all directors. To assist in remaining current with their board duties and committee responsibilities, the S&T Board participates in the Bank Director’s Membership Program. This Program offers the directors access to the BankDirector.com online video training series, a wide range of in-person conferences, periodic hard copy and digital magazine, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.

A written charter approved by the S&T Board governs the Nominating Committee. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Nominating Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
Director Qualifications and Nominations; Board Diversity
The Nominating Committee has adopted, and the S&T Board has ratified, a corporate policy for identifying and evaluating candidates for membership on the S&T Board. The Nominating Committee identifies potential candidates based on suggestions from directors, officers of S&T and S&T shareholders. An S&T shareholder may make a director nomination in accordance with the procedure set forth in Section 202 of S&T’s By-laws and applicable law. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of S&T, at 800 Philadelphia Street, Indiana, Pennsylvania 15701, prior to the annual meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day (January 21, 2019), nor later than the close of business on the 90th day (February 20, 2019) prior to the first anniversary of the preceding year’s annual meeting (May 21, 2018), unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the annual meeting date is less than 100 days prior to such annual meeting date, the 10th day following the day on which public announcement of the date of such meeting is first made by S&T. Such notice must be accompanied by the nominee’s written consent to be named in the applicable proxy statement and contain information relating to the business experience and background of the nominee and the nominee’s holdings of S&T Common Stock and information with respect to the nominating shareholder. There are no differences in the manner in which the Nominating Committee considers and evaluates candidates for membership on the S&T Board based on whether such candidate is recommended by a shareholder, the Nominating Committee, or by any other source.
In evaluating and selecting nominees to the S&T Board, the Nominating Committee takes into account all factors and criteria it considers appropriate, which includes but is not limited to the following: high personal and professional integrity; sound independent judgment and exceptional ability; business experience; area of residence in relationship to S&T’s geographic market; other directorship experience that would be beneficial to the S&T Board and management of S&T; diversity of experience relative to that of other S&T directors; diversity of age, gender, minority status and level and type of education; whether the candidate will be effective in serving the long-term interests of S&T’s shareholders; whether the candidate has sufficient time and energy to devote to the affairs of S&T; whether the candidate possesses a willingness to challenge and stimulate management and the ability to work as part of a team; whether the candidate meets the independence requirements of the NASDAQ listing standards; whether the candidate is free from conflicts of interest with S&T; and any other factors related to the ability and willingness of a new director to serve or an existing director to continue his or her service.
The Nominating Committee may engage a third party search firm to assist it in identifying director candidates, but the Nominating Committee did not do so in 2017. S&T did not receive any timely shareholder nominations for director for consideration for this Annual Meeting.
Shareholder Communications with Directors
Shareholders who desire to communicate with the S&T Board or a specific director should send any communication, in writing, to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. S&T’s Secretary will initially review all communications received in accordance with the Shareholders Communication Policy adopted by the S&T Board. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of S&T or the functioning or constitution of the S&T Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the S&T Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full S&T Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through S&T’s management and only in accordance with S&T’s policies and procedures and applicable laws and regulations relating to the disclosure of information. If the Secretary believes the communication may be a complaint relating to any questionable accounting, internal accounting controls or auditing matter (“Covered Matter”), the Covered Matter will be handled in accordance with Corporate Policy #609 - Complaints Regarding Accounting, Internal Accounting Controls or Auditing

Matters (“Whistleblower Policy”). A copy of the Whistleblower Policy is included on S&T’s website www.stbancorp.com, under Corporate Governance.
Code of Conduct and Ethics
The S&T Board has adopted a Code of Conduct for directors, officers and employees, which is posted on S&T’s website www.stbancorp.com, under Corporate Governance. The Code of Conduct addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, and compliance with laws, rules and regulations (including insider trading laws); corporate opportunities, confidentiality and fair dealing; and protection and proper use of company assets, and it encourages the reporting of any illegal or unethical behavior. A waiver of the Code of Conduct for an executive officer or director of S&T may be made only by the S&T Board and must be promptly disclosed as required by SEC or NASDAQ rules. S&T will disclose any such waivers, as well as any amendments to the Code of Conduct, on S&T’s website. Shareholders may obtain a printed copy of the Code of Conduct by contacting the Secretary at the address previously provided.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal 2017 an officer or employee of S&T or any of our subsidiaries, and no member has ever served as an executive officer of S&T. None of our executive officers serves or, during fiscal 2017, served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Compensation Consulting and Advisory Services Fees
In 2017, the Compensation Committee engaged Aon Hewitt to evaluate and benchmark compensation for the top 19 executive positions at S&T, review the S&T compensation peer group, and review the design of the Management Incentive Plan (“MIP”) and Long-Term Incentive Plan (“LTIP”) for 2018.

The following shows the consulting fees paid by S&T to advisors to the Compensation Committee of the Board for the consulting services provided in calendar year 2017:

Compensation Consultant	Consulting fees for determining and recommending the amount or form of executive compensation	Additional services provided by Compensation Consultant
Aon Hewitt	$108,735	$—
In 2017, the Compensation Committee reviewed and assessed the independence of Aon Hewitt and concluded that Aon Hewitt’s work did not raise any conflicts of interest.

DIRECTOR COMPENSATION
The Nominating Committee annually reviews S&T's director compensation. S&T’s director compensation is designed to align the S&T Board with its shareholders and to attract, motivate and retain high performing members critical to our company’s success.
The following table provides information concerning compensation paid by S&T to its non-employee directors during 2017.
Director Compensation Table for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Christina A. Cassotis	30,200	29,185	59,385
Michael J. Donnelly	40,900	35,035	75,935
James T. Gibson	45,800	35,035	80,835
Jeffrey D. Grube	48,500	35,035	83,535
Jerry D. Hostetter	38,300	35,035	73,335
Frank W. Jones	49,900	35,035	84,935
Robert E. Kane	36,200	35,035	71,235
David L. Krieger	37,800	35,035	72,835
James C. Miller	47,200	35,035	82,235
Frank J. Palermo, Jr	63,800	35,035	98,835
Christine J. Toretti	57,200	35,035	92,235
Charles G. Urtin (3)	85,300	35,035	120,335
Steven J. Weingarten (4)	41,000	35,035	76,035

(1) The S&T Board awarded 997 restricted shares of Common Stock to each director on the S&T Board on May 15, 2017, with such shares vesting in full on May 14, 2018. The fair market value of the Common Stock granted on May 15, 2017 was $35.14 per share. The values for stock awards in this column represent the grant date fair value of the restricted shares granted in 2017, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 21 “Incentive and Restricted Stock Plan and Dividend Reinvestment Plan” in our Annual Report on Form 10-K for the year ended December 31, 2017. This column includes the value of these stock awards, all of which were issued under the S&T Bancorp, Inc. 2014 Incentive Plan (the "2014 Incentive Plan").
(2) As of December 31, 2017, each director had stock awards of 997 restricted shares, except for Ms. Cassotis, who received a prorated number of 764 shares for the number of months she would serve during the fiscal period.
(3) Mr. Urtin is retiring, effective as of the Annual Meeting.
(4) As a partner in McNees Wallace & Nurick LLC, Mr. Weingarten is required by the firm's policy to have his director compensation, including shares of Common Stock, paid to McNees Wallace & Nurick LLC. Therefore, all compensation, reported as earned by Mr. Weingarten in the table was paid to McNees Wallace & Nurick LLC.
Directors Compensation
In 2017, our non-employee directors received compensation for attending board and committee meetings, or training sessions, in the amounts described below. Employee members of the S&T Board receive no additional compensation for participation on the S&T Board. We reimbursed various directors for amounts expended for traveling to our meetings and to relevant educational seminars. We determined these amounts were consistent with our guidelines and thus are not included in the 2017 Director Compensation table.

Directors' Fees
Annual Cash Retainer	$30,000
Stock Award (1)	35,035
Board Committee Fee (except Audit)	900
Audit Committee Fee	1,200
Board Committee and Audit Committee Fee (phone)	500
Training/Seminar Fee	1,000

Board and Committee Chairperson Retainer Fees
Chairperson Retainer	$35,000
Vice Chairperson Retainer	10,000
Audit Chairperson	15,000
Compensation and Benefits Chairperson	7,500
Credit Risk Chairperson	7,500
Nominating and Corporate Governance Chairperson	7,500
Trust and Revenue Oversight Chairperson	7,500

(1) The number of shares granted is based on the fair market value of the Common Stock on the date of grant. The S&T Board awarded 997 restricted shares of Common Stock on May 15, 2017 with 100% vesting on May 14, 2018. The fair market value of Common Stock on May 15, 2017 was $35.14 per share. Ms. Cassotis joined the S&T Board on June 22, 2017, and was granted 764 restricted shares on July 24, 2017 that vest on May 14, 2018. The fair market value of Common Stock on July 24, 2017 was $38.20 per share.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018
The Audit Committee of the S&T Board appointed the firm of KPMG LLP as its independent registered public accounting firm ("Independent Accountants"), to audit and report on S&T’s financial statements for the fiscal year ending December 31, 2018. The S&T Board now recommends that S&T’s shareholders ratify this appointment.
We are not required to have the shareholders ratify the selection of KPMG LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP but may retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of S&T and its shareholders.

KPMG LLP has no direct or indirect financial interest in S&T or in any of its subsidiaries, nor has it had any connection with S&T or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of KPMG LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It is also expected they will be available to respond to appropriate questions.
Fees Paid to Independent Registered Public Accounting Firm
During the fiscal years ended December 31, 2017 and December 31, 2016, KPMG LLP served as S&T’s Independent Accountants.
Fees for professional services provided by our Independent Accountants in each of the last two fiscal years are summarized below:

	2017	2016
Audit Fees	$1,003,000	$832,000
Audit-Related Fees	41,000	48,950
Tax Fees	0	0
All Other Fees	1,780	1,650
	$1,045,780	$882,600

“Audit Fees” for 2017 and 2016 include fees for audit services associated with the annual audit, the reviews of S&T’s quarterly reports on Form 10-Q, accounting, consultations and SEC registration statements.
“Audit-Related Fees” for 2017 and 2016 include fees billed for U.S. Department of Housing and Urban Development compliance procedures.
“All Other Fees” for 2017 and 2016 represent subscription fees for an accounting and auditing research tool.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for the approval of all services performed by the Independent Accountants. All services provided by the Independent Accountants in 2017 were pre-approved by the Audit Committee. The Audit Committee is required to pre-approve all audit and non-audit services performed by the Independent Accountants to assure that the provision of such services does not impair the Independent Accountant’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Accountants to management.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION
OF S&T’S NAMED EXECUTIVE OFFICERS
S&T believes that our overall executive compensation program, as described in the "Compensation Discussion and Analysis" section (the “CD&A”) elsewhere in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our shareholders.
As required by Section 14A of the Exchange Act, S&T is providing its shareholders a vote to approve, on a non-binding basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices. Previously, pursuant to Section 14A of the Exchange Act, the S&T Board recommended, and the shareholders subsequently approved on an advisory basis, that this advisory proposal on executive compensation be submitted to shareholders annually. This year, S&T’s shareholders will again be asked to approve the frequency of the advisory vote on executive compensation. See Proposal 4 below. Assuming the shareholders approve the frequency of one year, in accordance with the S&T Board’s recommendation, the next advisory vote will occur at next year's annual meeting of shareholders.
Accordingly, S&T is presenting the following advisory proposal, commonly known as the “say-on-pay proposal,” for shareholder approval:
“Resolved, that the shareholders hereby approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”
Because your vote is advisory, it will not be binding upon the S&T Board. In the event this proposal is not approved by our shareholders, it will not be construed as overruling a decision by the S&T Board or the Compensation Committee, nor create or imply any additional fiduciary duty by the S&T Board or our Compensation Committee, nor will it be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the S&T Board and the Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF S&T's NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY
OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
As described in Proposal 3 above, S&T’s shareholders have the opportunity to cast an advisory vote on the compensation of S&T’s NEOs’ compensation as disclosed in this Proxy Statement. Section 14A of the Exchange Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs.
Our shareholders last voted in 2012 for the right to cast an advisory vote on the compensation of S&T’s named executive officers every year, consistent with the S&T Board’s recommendation. This year, we are again asking shareholders to vote to indicate whether they would prefer holding an advisory vote on executive compensation every one, two or three years. Shareholders who have no preference may also abstain from voting.
S&T’s Board continues to recommend that an advisory vote be conducted every year so that shareholders may provide timely, direct input on S&T’s executive compensation program as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders regarding executive compensation.
This vote is advisory and not binding on S&T, our Compensation Committee, or the S&T Board. However, the S&T Board and the Compensation Committee value the opinions expressed by the shareholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE FOR THE FREQUENCY OF EVERY “ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPENSTION OF S&T's NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS OF THE REGISTRANT
As of April 11, 2018, the executive officers of S&T and S&T Bank are:

Named Executive Officer	Age	Principal Occupation During Past 5 Years	Officer of Corporation Since
Todd D. Brice	55	President and Chief Executive Officer, since April 2008.	2002
Mark Kochvar	57	Senior Executive Vice President and Chief Financial Officer, since February 2010.	2008
David G. Antolik	51	Senior Executive Vice President, Chief Lending Officer, since January 2008.	2004
George Basara	59	Executive Vice President, General Counsel and Human Resources Director, since January 2015; Prior to joining S&T, Shareholder of Buchanan Ingersoll & Rooney PC, a law firm where he practiced in the area of labor, employment and litigation, from September 1995 to December 2014.	2015
Ernest J. Draganza	53	Senior Executive Vice President, Chief Risk Officer and Secretary, since January 2012.	2010
Patrick J. Haberfield	51	Senior Executive Vice President, Chief Credit Officer, since July 2013; Previously served as Executive Vice President, Chief Credit Officer, from May 2010 to June 2013.	2010
Melanie A. Lazzari	38	Executive Vice President, Controller since January 2017; Previously served as Senior Vice President, Controller, from February 2010 to January 2017.	2015
David P. Ruddock	56	Senior Executive Vice President, Chief Operating Officer, since April 2013; Previously served as Senior Executive Vice President, Chief Administrative Officer for Market Sales, Bank Operations and Corporate Technology, from January 2011 to March 2013.	2004
Thomas J. Sposito, II	55	Senior Executive Vice President, Corporate Development Officer, since March 2015; Previously served as Executive Vice President of Integrity Bank from September 2012 to March 2015, Chief Operating Officer of Integrity Bank from January 2014 to March 2015 and Chief Revenue Officer of Integrity Bank from September 2012 to January 2014.	2015
Rebecca A. Stapleton	55	Senior Executive Vice President, Chief Banking Officer, since June 2014; Previously served as Executive Vice President, Human Resources and Employee Communications, from January 2012 to May 2014.	2012

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We provide the following overview of S&T’s executive compensation principles, specific executive compensation programs and pay decisions that were made by the Compensation and Benefits Committee (the "Compensation Committee") in 2017 and early 2018. In addition, we describe the process that we oversee and in which we participate to arrive at specific compensation policies and decisions involving program design and pay for S&T’s Named Executive Officers (“NEOs”), who are listed below.

Name	Title
Todd Brice	President and Chief Executive Officer
Mark Kochvar	Senior Executive Vice President and Chief Financial Officer
David Antolik	Senior Executive Vice President and Chief Lending Officer
David Ruddock	Senior Executive Vice President and Chief Operating Officer
Thomas Sposito II	Senior Executive Vice President and Chief Corporate Development Officer

EXECUTIVE SUMMARY
S&T achieved the following major accomplishments during 2017:

•
Net income increased to $73.0 million compared to $71.4 million for 2016. Excluding the net deferred tax assets re-measurement of $13.4 million, net income increased 21% to $86.4 million (non-GAAP) compared to 2016.

•	Return on assets was 1.03%, return on equity was 8.37% and return on tangible equity (non-GAAP) was 12.77%.

•	Excluding the deferred tax asset re-measurement of $13.4 million, return on assets was 1.22% (non-GAAP), return on equity was 9.90% (non-GAAP) and return on tangible equity was 15.08% (non-GAAP).

•	Net interest income increased $22.5 million, or 11%, and net interest margin (FTE) (non-GAAP) increased 9 basis points to 3.56% compared to 3.47% in 2016.

•	Asset quality metrics improved with a decrease in nonperforming loans of $18.7 million, or 44%, compared to December 31, 2016.

Reconciliations of the non-GAAP measures discussed above to the most directly comparable GAAP measures are provided in Appendix A.
As disclosed in the Compensation Discussion and Analysis section from the proxy statement for the 2017 Annual Shareholders Meeting, we evaluated and approved the following pay adjustments and awards for NEOs for 2017:

•	Average salary increase of 2.5%.

•	An annual cash incentive award with a target of 35% and 30% of base salary for the CEO and the other NEOs, respectively, under the terms of the 2017 Management Incentive Plan (“2017 MIP”).

•
A long-term incentive award with a target of 40% and 35% of base salary for the CEO and the other NEOs, respectively, granted in the form of time and performance-based restricted shares under the terms of the 2017 Long-Term Incentive Plan (“2017 LTIP”).

For 2018, we evaluated and approved the following pay adjustments and awards for the NEOs:

•	Average salary increase of 2.8%.

•	An annual incentive award with a target of 35% and 30% of base salary for the CEO and the other NEOs, respectively, under the terms of the 2018 Management Incentive Plan (“2018 MIP”).

•
A long-term incentive award with a target of 50% and 35% of base salary for the CEO and the other NEOs, respectively, granted in the form of time and performance-based restricted shares under the terms of the 2018 Long-Term Incentive Plan (“2018 LTIP”).

SAY ON PAY AND SHAREHOLDER ENGAGEMENT
S&T is required to provide a separate non-binding shareholder advisory vote on the compensation of S&T’s NEOs. At the 2017 Annual Shareholder Meeting, the holders of 21,735,545 shares of Common Stock, or 96% of the shares voting on the proposal, voted to approve the non-binding, advisory proposal on the compensation of S&T’s executive officers.
The Compensation Committee believes the results of this vote demonstrate the strong support for S&T’s executive compensation policies and practices among shareholders. The Compensation Committee expects to continue to adhere to the compensation policies, principles and programs described below in future years, and will continue to consider these non-binding advisory results on our compensation programs among other factors.
OVERVIEW OF THE COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS
S&T designs its management compensation programs to optimize their alignment with S&T’s strategic direction and business environment within which it must create value for shareholders. The primary program objectives have been and continue to be as follows:

•	The pay package has been structured to cost effectively attract, retain and reinforce engagement among the leadership team and S&T key contributors;

•	Compensation programs are aligned with shareholder interests for an appropriate balance between risk and reward;

•
Both individual plan features and the overall pay program are built on principles of sound risk management and effective controls critical to successful navigation of an uncertain environment for financial services companies; and

•	Reward programs are designed to emphasize adherence to strong pay for performance principles.
The Compensation Committee continues to support a pay program with four major program components to help guide compensation decisions:

•
Base Salary: A base salary position near the median of relevant competitive practices (i.e., calibrated to be consistent with base salary levels for comparable positions in other similar enterprises of similar scope).

•
Management Incentive Plan (“MIP”): An annual incentive plan with a target incentive opportunity that is moderate relative to competitive practices for similar positions at potential competitors for talent. Target annual incentives should drive desired positioning for total compensation to the middle of the market.

•
Long-Term Incentive Plan (“LTIP”): A long-term incentive program that serves three purposes: (1) to help promote leadership retention and management continuity as S&T continues to execute its longer-term strategic plan; (2) to reward management for strong sustained value creation and financial performance; and (3) align our executives’ interests with those of our shareholders via appropriately-sized grants of equity compensation.

•
Supplemental Benefits: Limited additional supplemental benefits that are either consistent with those provided to other employees, or directly created to reinforce a singular commitment from the management team to S&T and its business imperatives.

The Compensation Committee considers overall corporate performance as well as individual initiative and achievements when reviewing and approving all compensation decisions relating to S&T’s NEOs: the CEO, the CFO and the other executive officers named in the Summary Compensation Table on page 35 of this Proxy Statement. The objective of the Compensation Committee is to provide compensation that is competitive within the banking industry of financial institutions of similar size and product offerings.
The Compensation Committee is actively involved in the oversight of not only NEO compensation but all remuneration programs that have a material cost profile, that could materially affect S&T’s risk profile or influence the focus of key contributors on achievement of strategic and tactical objectives.

For NEOs, the Compensation Committee reviews a number of analyses of compensation practices to help facilitate its executive compensation decisions. These include:

•	Pay mix representing the effectiveness of balancing long-term versus short-term performance imperatives;

•	Wealth accumulation opportunities in light of existing programs and outstanding rewards;

•	Current pay relative to peer group practices;

•	Selective review of compensation data for positions of similar scope and focus; and

•	Detailed formal review of overall performance and specific performance contributions made to S&T by each NEO.
Total Direct Compensation Position
S&T’s target pay mix is built on competitive base salaries, with generally moderate annual and long-term incentive targets. The moderate positioning of annual incentives and long-term incentives reflects our commitment to introducing pay program modifications that are both sensitive to S&T’s proactive risk management culture while, at the same time, responding appropriately to the importance of retaining a strong and committed leadership team at S&T. The Compensation Committee reviews this posture periodically with the help of outside advisors, and continues to believe that the opportunities provided under the incentive plans reflect an appropriate balance between risk and reward, and provide sufficient incentives to align management to achieve S&T’s short-term and longer-term objectives.
COMPONENTS OF THE COMPENSATION PROGRAM
Base Salary
The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ roles, responsibilities, contributions, experiences and performance. Base salary represents a fixed and guaranteed element of compensation that reflects executives’ long-term performance and market pay level for the role. S&T’s base salary policy targets the median of relevant competitive practices. Relevant competitive practices are determined using both a proprietary survey of pay practices at community and regional banks similar in size and scope to S&T and an examination of Peer Bank (defined below) executive pay practices. The Peer Banks are listed on page 28 of this Compensation Discussion and Analysis (“CD&A”). The Compensation Committee sets each executive’s individual pay annually to reflect individual experiences, expertise, performance and contributions in the role. As such, actual base salaries range above and below the median of relevant competitive practices in recognition of these factors, including tenure in role, historical performance and specific bank needs.
Management Incentive Awards
The purpose of the MIP is to align management’s interests to the achievement of S&T’s financial, operational and strategic objectives for the year. The MIP provides senior management with an annual cash incentive opportunity designed to: (i) create focus on specific planned performance goals, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the performance of S&T and (iii) serve as a vehicle for recruitment and retention.
For 2017, we adopted the 2017 MIP, with the following features:

•
The target annual incentive opportunity was 35% and 30% of base salary for the CEO and the other NEOs, respectively. As a result of our exceptional performance, the actual payout was 45.7% and 38.9% of base salary for the CEO and the other NEOs, respectively. We believe that both these targets and actual payout percentages are consistent with our philosophy of providing moderate annual incentives for our NEOs. Further, we believe that a larger portion of our CEOs compensation should be “at-risk” as a reflection of his role within our organization.

•
70% of each participant’s award was earned based on corporate results, and 30% was based on performance relative to individual/unit goals. We believe this mix between corporate and personal performance appropriately balances the importance of S&T achieving important financial performance goals and allows us to specifically tailor incentive compensation awards to the unique job responsibilities of each of our NEOs.

•	Corporate results were determined based on EPS Growth (the year-over-year increase in our EPS), which we believe demonstrates the creation of shareholder value.

•
Each participant had multiple individual goals against which individual performance was evaluated. The framework for establishing these goals was based largely on execution of elements of S&T’s strategic plan, including activities centered around multi-faceted growth, profit improvement, operational effectiveness, corporate culture, effective brand and enterprise risk management (i.e., balanced risk and reward).

The formula used to determine awards is defined as follows:

Award Earned	=	Calendar Year Base Salary	×	Target Incentive Opportunity as a % of Salary	×	S&T's Corporate Results To Goals Performance Factor	+	Individual Objectives Performance Factor

The actual earnings opportunity for EPS, the corporate performance measure for 2017, was based on the Performance Level actually achieved relative to the performance ranges shown in the table below:

Performance Level	Payout Level Percentage
Below Threshold	0% of Allocated Target
Threshold	25% of Allocated Target
Target	100% of Allocated Target
Distinguished	150% of Allocated Target

•	Allocated Target equals the participant’s MIP incentive target multiplied by the weighting for each performance category (i.e., 70% for EPS and 30% for individual objectives.)

•
The Payout Level Percentages relating to the EPS Performance Measure vary depending on Actual Performance, and its payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation would be utilized.

To further strengthen the linkage between the MIP award, risk management and shareholder value creation, the MIP contains a “Shareholder Protection Feature” in which payouts will not occur for any plan year if S&T falls below “well capitalized” capital ratio requirements established by regulatory authorities, determined as of and up to the date that any payment would ordinarily occur pursuant to the MIP’s provisions. In addition to the Shareholder Protection Feature of the MIP, the MIP is operational only if S&T achieves Return on Average Equity (“ROAE”) for the plan year of at least 5% (the “Minimum Gateway Requirement”). The Compensation Committee believes that these features, coupled with the clawback requirements and the use of multiple performance measures, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant.
The Compensation Committee has approved the 2018 MIP, which has similar provisions to the 2017 MIP, except for an increase to the Payout Level Percentage for the Distinguished Performance Level to 175% from 150% and a change in the weighting for the corporate performance category to 80% from 70%. These changes were adopted by the Compensation Committee based on the results of the Aon Hewitt engagement described on page 27. The corporate performance measure is based on 2018 EPS results, and actual payouts will be based on the Performance Level actually achieved as follows:

Performance Level	Payout Level Percentage
Below Threshold	0% of Allocated Target
Threshold	25% of Allocated Target
Target	100% of Allocated Target
Distinguished	175% of Allocated Target

•	Allocated Target equals the participant’s MIP incentive target multiplied by the weighting for each performance category (i.e., 80% for EPS and 20% for individual objectives.)

•
The Payout Level Percentages relating to the EPS Performance Measure vary depending on Actual Performance, and its payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation would be utilized.

Award opportunities for 2018 for the NEOs are shown in the table below and reflect the amount payable to NEOs if S&T were to achieve target financial results and the NEOs achieve 100% of their individual objectives for 2018.

Named Executive Officer	MIP Target % of Base Salary	MIP Target $ of Base Salary
Todd Brice, President and Chief Executive Officer	35%	$225,138
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	30%	103,560
David Antolik, Senior Executive Vice President and Chief Lending Officer	30%	111,540
David Ruddock, Senior Executive Vice President and Chief Operating Officer	30%	97,710
Thomas Sposito II, Senior Executive Vice President and Chief Corporate Development Officer	30%	96,510

Long-Term Incentive Plan
The LTIP is designed to: (i) create focus on specific long-term goals aligned with shareholder interests, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the long-term performance of S&T and (iii) serve as a vehicle for recruitment and retention.
The 2017 LTIP included the following features:

•
The target incentive payout was 40% and 35% of base salary for the CEO and other NEOs, respectively. Like our annual incentive program, we believe that these target levels provide a moderate amount of long-term incentive opportunities and are weighted appropriately given the responsibilities of our CEO and other NEOs.

•
The incentive award is denominated in restricted stock with the number of shares granted to each executive determined by dividing the target incentive amount (expressed in dollars) by a grant date share value.

•
One half of the shares will be earned based on remaining with S&T for three years (time-based restricted share awards vest equally on the second and third anniversaries of their grant date), which S&T believes creates a compelling retention incentive for our NEOs to retain their employment with us over the long-term.

•
The other half will be earned based on performance relative to the Peer Banks and is referred to as the Performance-Based Restricted Share (“PBRS”) Target, which S&T believes incentives long-term performance.

•
The number of PBRSs earned may rise to 150% of the PBRSs originally granted to a participant if ROAE performance is at the “distinguished” level (see below) and Total Shareholder Return is above half the Peer Banks. The number of PBRSs can fall to zero shares if performance is below the threshold level and TSR is below half the Peer Banks. If the number of shares earned exceeds the number of PBRSs issued to a participant (because performance is above target) S&T issues additional unrestricted shares upon vesting so that the participant receives the full number of shares earned.

•	The Compensation Committee believes that RAOE measures and incentivizes S&T’s long-term profitability, while our relative TSR captures our performance vis-à-vis our peers.
The 2017 LTIP contains the same Shareholder Protection Feature and Minimum Gateway Requirement as described earlier for the 2017 MIP. The Compensation Committee believes that these features, coupled with the restricted stock and clawback requirements, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant. The 2017 LTIP puts a greater focus on performance and serves to create a balance between long-term and short-term performance imperatives, beyond that offered by the annual cash incentive under the MIP.

Two metrics are used to determine the percentage of the PBRS Target earned through vesting of the PBRS awards (also referred to as performance shares):
(1) Return on Average Equity (“ROAE”) for 2017 through 2019 relative to Peer Banks
Participants can earn from 0% to 120% of their PBRS Target based on this metric as summarized below:

Performance Level	ROAE for 3-year Performance Period Relative to Peer Banks	Vesting Percentage (a)
Below Threshold	Below the 40th percentile of the Peer Banks	0% of Target
Threshold	40th percentile of the Peer Banks	25% of Target
Target	60th percentile of the Peer Banks	100% of Target
Distinguished	75th percentile of the Peer Banks	120% of Target

(a)The Vesting Percentage for ROAE will vary depending on actual performance. The payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation would be utilized.
(2) Cumulative Total Shareholder Return for 2017 through 2019 relative to Peer Banks
Participants can earn an additional 30% of their PBRS Target if S&T’s cumulative Total Shareholder Return (“TSR”) for the performance period exceeds the cumulative TSR for more than half of S&T’s peers (i.e. exceeds 50th percentile of the Peer Banks).
The Compensation Committee has approved the 2018 LTIP, which has similar provisions to the 2017 LTIP, and has a performance period of January 1, 2018 through December 31, 2020. The incentive opportunity for the CEO has increased to 50% from 40% of base salary for 2018 to move his total compensation opportunity nearer to the median of the market. The incentive opportunity remains at 35% of base salary for the other NEOs.
Certain Other Benefits
S&T provides other benefits, or perquisites, to the NEOs that are comparable to the other benefits provided at the Peer Banks. The Compensation Committee believes that perquisites should be appropriately limited in scope and value. The primary benefits and perquisites for the NEOs are the company contributions to a qualified defined contribution plan and a nonqualified deferred compensation plan, a defined benefit program, a company car or car allowance, payment of the initiation fees and dues for social or country club memberships and a welfare benefit plan.
S&T maintains the Thrift Plan for Employees of S&T Bank (the “Thrift Plan”), which is a broad-based qualified defined contribution plan. All employees may participate in the Thrift Plan with elective salary deferrals, or 401(k) contributions. During 2017, S&T made matching contributions equal to 100% of the first 1% of the employees’ eligible compensation and 50% of the next 5% of the employees’ eligible compensation, up to a maximum of 3.5% of all employees’ eligible compensation. S&T considers the matching contributions to the Thrift Plan as an important incentive for employees to contribute toward their own retirement savings. In 2017, S&T made the following matching contributions to the Thrift Plan for each NEO: Mr. Brice, $9,450; Mr. Kochvar, $8,400; Mr. Antolik, $8,400; Mr. Ruddock, $9,450; and Mr. Sposito, $8,400.
S&T established the S&T Bancorp, Inc. Supplemental Savings and Make-Up Plan (the “Nonqualified Plan”) in 1995 in order to provide certain management employees, including executives, the ability to make up for certain benefits that would normally be provided under S&T’s qualified plans except for federal tax laws setting annual compensation limits for qualified plans and additional limitations related to highly-compensated employees. S&T makes employer contributions to this plan that cannot be made to the qualified plans due to the aforementioned limits. During 2017, S&T contributed to the Nonqualified Plan for Mr. Brice $12,813; Mr. Kochvar, $0; Mr. Antolik, $6,290; Mr. Ruddock, $0; and Mr. Sposito, $0.
S&T maintains a defined benefit pension program for eligible employees hired before January 1, 2008, including NEOs hired before that date. The NEOs’ defined benefit pension benefit is determined from two sources: (1) the qualified defined benefit retirement plan; and (2) a nonqualified supplemental plan. The benefits provided under these two sources are described beginning on page 38 of this Proxy Statement. The value of such defined benefit pension benefits changes as compensation, service length, discount rate and mortality assumptions change. Consequently, the value credited to each NEO in the Summary Compensation Table on page 35 of this Proxy Statement as Change in Pension Value is a function of a number of assumptions required to calculate the present value of benefits. The present value of the pension can change without the accrual of additional benefits to the NEO, but as a result of other assumptions, including a change in interest rates.  For 2015 and 2016, the increase was primarily due to the accrual of additional service and increases in compensation. This increase in 2015 was partially offset by a 25 basis point increase in interest rates. In 2017, the increase was primarily due to a decrease in interest rates and a year less in the actuarial lives of the NEOs. On January 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the Retirement Plan and Nonqualified Plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.
S&T’s executives frequently drive vehicles on company business. Therefore, S&T provides either a company car or a car allowance to executives. Executives are responsible for reporting the amount of personal use of company cars to S&T, so that the taxable income from such use can be reported in the executives’ compensation. Executives who do not have a company car receive an annual car allowance of $6,000 or $7,200, depending upon the frequency that the executive drives. The car allowance is fully taxable compensation.
S&T pays for certain members of senior management to belong to one or more private clubs, if the member of management has significant customer contact and involvement in the community. S&T considers a social or country club to be an appropriate venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse are not paid by S&T.
Other benefits generally provided to all officers and full-time employees include the S&T Bank Welfare Benefit Plan. This plan has provisions for medical reimbursement, dental coverage, vision care coverage, long-term disability income, a flexible spending account, a health savings account and life insurance. If S&T hires or initiates a transfer of an employee, including an NEO, with special skills and requires a relocation of more than 50 miles, the employee may be eligible for reimbursement of the costs of house hunting trips, closing on the sale of the old home and the purchase of the new home, temporary living quarters and moving household goods and furniture. In these circumstances S&T will also gross up taxable relocation reimbursements for federal taxes.
PROCESS FOR DETERMINING NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Approval Process
Executive compensation decisions are made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director and qualifies as an independent director under the NASDAQ listing standards. The Compensation Committee independently decides the compensation that S&T will pay the CEO. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee, which reviews, approves or adjusts the recommendations. The Compensation Committee meets in an executive session to discuss and finalize its decisions regarding the CEO’s compensation. The S&T Board reviews all decisions relating to the compensation of executive officers, except for decisions about awards under the S&T Bancorp, Inc. 2014 Incentive Plan (the “2014 Plan”), the MIP and the LTIP, which are made solely by the Compensation Committee with input from the CEO on all other NEOs. The Compensation Committee may delegate to its chairperson such power and authority as the Compensation Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Compensation Committee or a subcommittee of at least two members.
The Compensation Committee operates under a written charter approved by the S&T Board, which it reviews, modifies as necessary and reaffirms on an annual basis. The Compensation Committee charter is available in the Corporate Governance section of our website at www.stbancorp.com.
Role of the Executive Compensation Advisor to the Compensation and Benefits Committee
During 2014 and early 2015, the Compensation Committee engaged Aon Hewitt to serve as an advisor to the Compensation Committee for executive compensation, including compensation of the NEOs. The Compensation Committee again engaged Aon Hewitt for services in 2017 to evaluate and benchmark compensation for the top 19 executive positions at S&T and to evaluate the design of the MIP and LTIP. The Compensation Committee engaged Aon Hewitt also to review the appropriateness of the compensation peer group.

The Compensation Committee used Aon Hewitt's recommendations in its compensation decisions for 2018 executive compensation. The Compensation Committee has monitored the relationship with Aon Hewitt carefully and has determined that the advice provided on NEO pay meets the highest standards of internal and external defensibility for such advice and that Aon Hewitt is independent and that there were no conflicts of interest resulting from retaining Aon Hewitt for such engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in both SEC rules and NASDAQ listing standards.
Role of Management (CEO)
The Compensation Committee reviews and approves the salary of Mr. Brice, the President and Chief Executive Officer, annually. The salaries for the other NEOs are reviewed by Mr. Brice, and are presented for approval to the Compensation Committee on an annual basis, previously in December but in March for 2017 and 2018. For 2015 through 2018, the Compensation Committee accepted the CEO’s salary recommendation for executives, including the NEOs.
Use of Competitive Data
The Compensation Committee reviews comparisons of the compensation programs established by peer banks for executives having similar responsibilities to S&T’s executives to obtain a general understanding of current market practices, by which it can evaluate S&T’s compensation program. While the Compensation Committee reviewed and considered these market practices, it did not consider the compensation paid to executives at any peer bank as a benchmark to set executive compensation in 2017. Aon Hewitt originally assisted the Compensation Committee develop this peer group in 2014. The Compensation Committee retained the same peers in 2015, 2016 and 2017 as in 2014, due to its consideration that the peer banks continued to be appropriate. The peer banks are based on similar size and scope to S&T, operating both inside and outside S&T’s geographic market, and include the following banks for pay comparison purposes (collectively, the “Peer Banks”):

•    1st Source Corporation
•    BancFirst Corporation
•    Berkshire Hills Bancorp, Inc.
•    Chemical Financial Corporation
•    City Holding Company
•    Community Bank System, Inc.
•    First Busey Corporation
•    First Commonwealth Financial Corporation
•    First Merchants Corporation

•    Independent Bank Corporation
•    NBT Bancorp, Inc.
•    Peoples Bancorp, Inc.
•    Renasant Corporation
•    Sandy Spring Bancorp, Inc.
•    Univest Corporation of Pennsylvania
•    Union First Market Bankshares
•    WesBanco, Inc.
•    WSFS Financial Corporation

In 2017, the Compensation Committee engaged Aon Hewitt to advise the Compensation Committee on the appropriateness of the above Peer Banks in light of S&T's current status and common practices among peer banking organizations for defining peer groups for executive compensation review purposes. After this analysis, Aon Hewitt recommended that the Compensation Committee update the Peer Banks by removing Chemical Financial Corporation and Peoples Bancorp, Inc. and by adding First Financial Bancorp, Lakeland Bancorp and Tompkins Financial. The removals were primarily due to being outside a relevant size relative to S&T. The additions to the Peer Banks are similarly-sized regional banks and frequent peer of peer institutions.

Aon Hewitt also recommended that the Compensation Committee adopt a performance peer group for evaluating S&T's relative performance for purposes of the LTIP. Aon Hewitt further recommended that the performance peer group be all companies in the S&P 600 Bank Industry Index, with the larger number of comparator companies of the index providing potentially more consistent peer comparisons year over year.

The Compensation Committee adopted both recommendations proposed by Aon Hewitt. Effective for 2018, the Peer Banks (known also as the "Executive Compensation Peer Group") will be used in evaluating executive compensation for S&T executives, including the NEOs, and the companies in the S&P 600 Bank Industry Index as of January 1, 2018 (the "Performance Peer Group") will be used for comparing S&T's relative performance for the LTIP.

PAY FOR PERFORMANCE
Pay for Performance Alignment
As described in the preceding discussions of the MIP and LTIP, the Compensation Committee approved incentive opportunities under the MIP and the LTIP for executives in 2017. The executives also continued to have opportunities to benefit from corporate financial performance through performance-based restricted stock awards under the 2014, 2015 and 2016 LTIPs.
2017 NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS AND PERFORMANCE CONSIDERATIONS
The following summarizes the pay actions and decisions made for 2017 for each component of pay for each NEO.
Base Salary Decisions
When appropriate, the Compensation Committee increases base salaries both to ensure consistency with market competitive practices and to recognize the critical value of each senior executive’s management of S&T. In 2016 and 2017, the Compensation Committee approved salary increases that recognized each NEO’s success in 2015 and 2016, respectively, in executing our key strategic initiatives of loan growth, improving asset quality and expense control. The following table summarizes base salary decisions made for NEOs for 2017 and 2018.

Name	2016 Salary (Effective 1/01/2016)	2017 Salary (Effective 1/01/2017)	% Increase	2018 Salary (Effective 4/07/2018)	% Increase
Todd Brice	$610,000	$625,250	2.50%	$643,250	2.88%
Mark Kochvar	327,500	335,700	2.50%	345,200	2.83%
David Antolik	361,000	371,800	2.99%	383,800	3.23%
David Ruddock	308,500	316,200	2.50%	325,700	3.00%
Thomas Sposito II	309,000	315,200	2.01%	321,700	2.06%

Summary of Annual Incentive Decisions for 2017 Performance
Our 2017 EPS result of $2.09 was reduced due to an adjustment of $13.4 million that was made for the re-measurement of our net deferred tax asset as a result of the new corporate tax rate of 21 percent under the Tax Cuts and Jobs Act of 2017. The Compensation Committee considered this re-measurement to be an extraordinary reduction to EPS that was not a result of S&T's performance. Therefore, the Compensation Committee excluded the effect of the re-measurement from S&T's earnings and EPS for purposes of the 2017 MIP. Excluding the re-measurement of our net deferred tax asset, our adjusted 2017 EPS was $2.47 (non-GAAP), above the Distinguished Performance Level, resulting in a Payout Level Percentage of 150% of the 70% Allocated Target. Based on achieving the Distinguished Performance Level of EPS and the level of achievement of individual goals, at its meeting on March 19, 2018, the Compensation Committee approved the following cash awards under the 2017 MIP to each NEO:

Named Executive Officer	Award
Todd Brice, President and Chief Executive Officer	$285,584
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	128,405
David Antolik, Senior Executive Vice President and Chief Lending Officer	147,233
David Ruddock, Senior Executive Vice President and Chief Operating Officer	126,282
Thomas Sposito II, Senior Executive Vice President and Chief Corporate Development Officer (1)	119,146

(1) In 2017, Mr. Sposito also earned a retention bonus of $300,200 per his employment agreement as part of the merger between S&T and Integrity Banchares, Inc. in 2015.
The award amounts are disclosed in the Summary Compensation Table on page 35 of this Proxy Statement.

2017 Long-Term Incentive Awards
On March 20, 2017, the Compensation Committee awarded the NEOs equity denominated long-term incentive awards under the 2017 LTIP. Grants were made at a grant price equal to $35.57 per share, which was the average of the high and low price of S&T Common Stock for the ten trading days ending on the grant date. Each NEO’s target award consists of the following:

•
Half in the form of performance-based restricted shares which are earned over a three-year period based on ROAE and TSR performance relative to S&T’s Peer Banks (identified on page 28 of this Proxy Statement); and

•	Half in the form of time-based restricted shares which vest in equal amounts on the second and third anniversaries of their grant date.
If an NEO terminates employment prior to full vesting of any incentive award under the 2017 LTIP for any reason other than death or disability, or retirement in the case of time-based restricted shares, the award, to the extent not previously vested, shall be forfeited.
The following awards were granted under the 2017 LTIP to the NEOs:

Named Executive Officer	Value of 2017 LTIP Award	Number of Time-Based Shares	Number of Performance-Based Shares
Todd Brice, President and Chief Executive Officer	250,093	3,516	3,515
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	117,488	1,652	1,651
David Antolik, Senior Executive Vice President and Chief Lending Officer	130,115	1,829	1,829
David Ruddock, Senior Executive Vice President and Chief Operating Officer	110,658	1,556	1,555
Thomas Sposito II, Senior Executive Vice President and Chief Corporate Development Officer	110,303	1,551	1,550

DOUBLE TRIGGER CHANGE IN CONTROL SEVERANCE PROTECTIONS
Effective January 1, 2007, S&T began entering into change in control agreements with selected officers in senior management, including all the NEOs. These agreements were put in place to help ensure that S&T’s leadership team remains engaged and focused should the organization ever become the target of a change in control where their jobs or ongoing compensation could be at risk. On December 31, 2008, S&T restated these change in control agreements for the purpose of complying with the requirements of Section 409A. Effective April 7, 2015, S&T restated these change in control agreements to reflect current market practices. The primary terms and compensation payments contemplated by the agreements have been modified but now also include robust non-competition and non-solicitation provisions, one or both of which must be agreed to by the executive in order to receive the benefits provided. The agreements provide for the following compensation:

•
S&T’s CEO will receive (a) a lump sum payment of 300% of the sum of his base salary and target bonus and (b) a pro rated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) his employment is involuntarily terminated without cause within six months preceding a change in control; (2) his employment is involuntarily terminated without cause within three years following a “change in control” (as defined below); or (3) he terminates his employment for “good reason” (as defined below) within three years following a change in control.

•
Depending upon their date of promotion, the other NEOs will receive (a) a lump sum payment of 200% of his base salary and target bonus and (b) a pro rated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) the NEO’s employment is involuntarily terminated without cause within six months preceding a change in control; (2) the NEO’s employment is involuntarily terminated without cause within two years following a “change in control” (as defined below); or (3) the NEO terminates his employment for “good reason” (as defined below) within two years following a change in control.

•
Payments under the agreements shall be paid or provided (or commence to be paid or provided) within five (5) business days after the executive has satisfied the requirement that the executive sign an irrevocable release of all claims against S&T, subject to a six-month delay for compliance with Section 409A, if necessary. (See “Tax Considerations” below). The CEO and NEOs who receive either 300% or 200% of their salary and target annual bonus in a change in control will also be subject to twelve (12) month non-competition and non-solicitation covenants. Each agreement provides that if the executive’s employment is terminated without cause, or terminates for good reason, within the three or two years of a change in control, as applicable for that particular executive, he will also receive payments equal to the amount of money required to maintain health benefits under COBRA. These additional benefits will continue for three years for the President and CEO and for two years for the other NEOs. Each agreement provides that, in the event any benefit received by a NEO in connection with a change in control or in connection with the termination of the NEO’s employment whether pursuant to the agreement or any other plan, arrangement or agreement (collectively, the “Total Benefits”) would be subject to the excise tax imposed under Section 4999 of the Code (the golden parachute excise tax), then the Total Benefits will be reduced to the extent necessary so that no portion of the Total Benefits is subject to such excise tax.
The agreements define “good reason” as the occurrence of any of the following (without the executive’s consent) after a change in control:

•
A material diminution of the executive’s duties, authority or responsibility, or any material change in the geographic location at which the executive must perform services (in this case, a material change means any location more than 40 land miles from the location prior to the change in control);

•
A material breach of the obligation imposed under the agreement for S&T (or any successor) to (a) continue to provide the executive after a change in control with benefits substantially similar to those enjoyed by the executive under any of S&T’s pension, life insurance, medical, health and accident, disability or other welfare plans (but not including annual bonus or incentive or equity-based compensation plans) in which the executive was participating at the time of the change in control, unless the nature of the change in benefit levels is consistent with changes to benefits levels provided to employees at the same or equivalent level or title as the executive; (b) provide annual bonus and incentive compensation opportunities that are not less favorable than provided prior to the change in control; or (c) provide the executive with the number of paid vacation days to which the executive is entitled to on the basis of years of service with S&T in accordance with S&T’s normal vacation policy in effect at the time of a change in control;

•	A material breach of the obligation imposed under the agreement that the agreement be binding upon any successor to S&T; or

•	A reduction of more than 10% in the executive’s annual base salary by S&T.
An executive cannot terminate for “Good Reason” unless (a) the executive shall have given written notice of such event to S&T within ninety (90) days after the initial occurrence thereof, (b) S&T shall have failed to cure the situation within thirty (30) days following the delivery of such notice (or such longer cure period as may be agreed upon by the parties), and (c) the executive terminates employment within six (6) months after the initial notification of the event constituting Good Reason.
A “change in control” is defined in the agreements as the occurrence of any of the following:

•
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the execution date of the agreement), other than a pension, profit-sharing or other employee benefit plan established by S&T, that is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act in effect as of the date first written above), directly or indirectly, of securities of S&T representing twenty- five percent (25%) or more of the combined voting power of the S&T’s then outstanding securities;

•
During any period of two consecutive years, individuals who at the beginning of such period constitute the S&T Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

•
The consummation of a merger or consolidation of S&T with any other corporation, other than a merger or consolidation which would result in the voting securities of S&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of S&T or such surviving entity outstanding immediately after such merger or consolidation;

•
The shareholders of S&T or the S&T Board approve a plan of complete liquidation or an agreement for the sale of or disposition (in one transaction or a series of transactions) of all or substantially all of S&T’s assets; or

•
Any other event that constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor provision.

The agreements specifically exclude public stock offerings by S&T and convertible debt offerings by S&T from the definition of “change in control.”
The Compensation Committee believes that the agreement provides reasonable protection to the individual members on the senior management team and thereby aligns senior management’s interest with the interest of S&T’s shareholders.
OTHER COMPENSATION-RELATED PROVISIONS
Stock Ownership Guidelines
The Compensation Committee continues to believe that stock ownership in S&T is important to align shareholder and management interests. On December 17, 2007, the Compensation Committee adopted stock ownership guidelines for certain executives, including the NEOs, beginning on January 1, 2008. Under the guidelines, the CEO, senior executive vice presidents, executive vice presidents and senior vice presidents should own Common Stock having a market value equal to the following multiple of the individual’s base salary:

Role	Multiple of Fair Market Value of Common Stock
President and Chief Executive Officer	3X
SEVPs	2X
EVPs and SVPs	1X

Currently, Messrs. Brice, Kochvar, Antolik, Ruddock and Sposito meet the ownership guidelines. The guidelines do not establish a deadline for compliance with the stock ownership requirements; however, the Compensation Committee established additional guidelines that limit senior management to the right to liquidate only the number of the vesting restricted shares of Common Stock sufficient for paying current tax liabilities on the vesting shares, until the officer achieves the stock ownership guidelines. The Compensation Committee believes the weighting of the stock ownership guidelines appropriately encourages our most senior executives to retain meaningful stock ownership levels that further align their interests with those of our shareholders.
Claw-Back Feature
The Compensation Committee adopted a claw-back feature in 2010. All payments are subject to claw-back provisions that can result in the awards being canceled or prior payments recouped. These claw-back provisions allow S&T to “claw back” any bonus, retention award or incentive compensation paid (or under a legally binding obligation to be paid) to an NEO or any of our next 20 most highly-compensated employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
Risk Mitigation in Plan Design
The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages any unnecessary or excessive risk taking and concludes:

•	S&T’s compensation plans do not encourage executives to take unnecessary and excessive risks that could threaten the value of S&T;

•	The compensation plans are structured so that their potential for generating unacceptable risk that could materially affect the value of S&T is limited; and

•	The compensation plans are not structured to create substantial opportunities to benefit due to material manipulation of financial results.
In addition, at least annually, the Compensation Committee discusses, evaluates and reviews with S&T’s CRO the compensation arrangements to ensure that: (i) the compensation plans for senior management (senior vice presidents or higher) do not encourage the members of senior management to take unnecessary and excessive risks that threaten the value of S&T, (ii) the compensation plans for employees do not pose unnecessary risks to S&T, and (iii) the compensation plans for employees do not encourage the manipulation of reported earnings to enhance the compensation of any of S&T’s employees.

Employment Agreements
S&T does not provide employment agreements for any of the NEOs. S&T believes in a policy of “at will” employment arrangements.
EFFECT OF TAXATION ON COMPENSATION PROGRAMS (TAX CONSIDERATIONS)
Code Section 162(m)
Prior to the 2017 Tax Act, Code Section 162(m) denied a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the chief financial officer) to the extent that any such individual’s compensation exceeded $1 million. The pre-tax reform Code Section 162(m) contained an exception for “performance-based compensation”, provided certain disclosure, shareholder approval and other requirements are met. In general, the 2017 Tax Act removed this performance-based compensation exception going forward, included individuals serving as chief financial officers, and provided that once an individual is covered by the deduction limitation, they are always subject to the limitation. The 2017 Tax Act included limited transition relief for written binding contracts in effect on November 2, 2017.
It is not yet clear the degree to which we may rely on this transition relief with respect to awards made under our various incentive compensation arrangements. The Compensation Committee is monitoring the effects of S&T’s compensation programs with regard to the modified Code Section 162(m). As in the past, the Compensation Committee expects to continue to take into consideration the tax deductibility of compensation, but reserves the right to maintain flexibility with respect to S&T’s executive compensation programs, including the awarding of compensation that may not be deductible when it believes that such payments are appropriate and in the best interests of the shareholders.
Gross-ups and Code Section 280G
S&T does not provide any tax gross-ups to any NEOs or any other employee that may have the right to a payment in connection with a change in control.

COMPENSATION AND BENEFITS COMMITTEE REPORT
We, the Compensation and Benefits Committee of the Board of Directors of S&T Bancorp, Inc. (“S&T”), have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with S&T’s management, and, based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and S&T’s Annual Report on Form 10-K for the year ended December 31, 2017.
Compensation and Benefits Committee:
Jeffrey Grube (Chairman)
Michael Donnelly
Jerry Hostetter
Christine Toretti
Steven Weingarten

EXECUTIVE COMPENSATION
The following table provides information concerning remuneration of the NEOs during 2015-2017.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus ($)(1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
Todd D. Brice	2017	625,250	0	287,612	285,584	281,700	55,099	1,535,245
President and Chief Executive Officer	2016	610,000	0	280,606	84,866	509,200	53,788	1,538,460
	2015	585,000	0	234,000	134,521	319,400	56,020	1,328,941

Mark Kochvar	2017	335,700	0	135,116	128,405	123,000	18,786	741,007
Sr. Executive Vice President and Chief Financial Officer	2016	327,500	0	131,821	36,844	203,100	18,955	718,220
	2015	315,000	0	110,250	59,535	145,500	18,929	649,214

David G. Antolik	2017	371,800	0	149,632	147,233	133,900	28,776	831,341
Sr. Executive Vice President and Chief Lending Officer	2016	361,000	0	145,305	48,735	209,100	29,544	793,684
	2015	347,000	0	121,450	71,829	106,100	29,839	676,218

David P. Ruddock	2017	316,200	0	127,262	126,282	150,100	29,407	749,251
Sr. Executive Vice President and Chief Operating Officer	2016	308,500	0	124,184	39,565	233,700	25,830	731,779
	2015	298,000	0	104,300	59,540	154,400	27,257	643,497

Thomas J. Sposito II	2017	315,200	300,200	126,853	119,146	0	16,174	877,573
Sr. Executive Vice President and Corporate Development Officer	2016	309,000	0	108,140	41,715	0	20,988	479,843
	2015	300,000	0	104,960	62,100	0	11,415	478,475

(1) Mr. Sposito earned a retention bonus per his employment agreement as part of the merger between S&T and Integrity Banchares, Inc. in 2015.
(2) Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2015, 2016 and 2017, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2017 in footnote 21 to the audited financial statements for the fiscal year ended December 31, 2017, included in the 2017 Form 10-K. Performance restricted stock units granted in 2017 may pay out up to 150% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer as follows: Mr. Brice, $312,608; Mr. Kochvar, $146,851; Mr. Antolik, $162,645; Mr. Ruddock, $138,314; Mr. Sposito,$137,870.
(3) This column includes the incentive payments resulting from the MIPs for 2015, 2016, and 2017.
(4) This column shows the aggregate year-to-year change in the actuarial present value of the NEO’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for ASC 715 “Compensation - Retirement Benefits” accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the ASC 715 discount rate, changes in the mortality assumption and changes due to the accrual of plan benefits. Mr. Sposito does not participate in the qualified and nonqualified defined benefit plans.
(5) The compensation represented by the amounts for 2017 as set forth in the All Other Compensation column for the NEOs is detailed in the following table.

All Other Compensation

Name	Company Contributions to Qualified Defined Contribution Plan (a)	Company Contributions to Nonqualified Defined Contribution Plan (b)	Company Car or Car Allowance (c)	Country Club Dues (d)	Company Paid Life Insurance Premiums (e)	All Other Compensation

Todd D. Brice	9,450	12,813	15,114	13,336	4,386	55,099

Mark Kochvar	8,400	0	6,000	0	4,386	18,786

David G. Antolik	8,400	6,290	11,740	0	2,346	28,776

David P. Ruddock	9,450	0	15,571	0	4,386	29,407

Thomas J. Sposito II	8,400	0	5,428	0	2,346	16,174

(a) Contributions by S&T Bank to the Thrift Plan, which is a qualified defined contribution plan. S&T Bank made matching contributions equal to 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The employee’s eligible compensation was $270,000 in 2017.
(b) Contributions by S&T Bank to the Nonqualified Plan that was established in order that certain management employees, including the NEOs, not lose benefits that would normally have accrued in qualified plans except for federal tax laws setting annual compensation limits for qualified plans and additional limitations related to highly-compensated employees.
(c) This column represents the aggregate incremental cost to S&T for providing a car to the NEO. The cost includes the expense of depreciation, insurance, registration fees, maintenance and fuel. Mr. Kochvar received car allowance in lieu of a company car.
(d) Membership dues paid to country clubs and social clubs. Expenses of a personal nature or related to a spouse are not paid by S&T.
(e) This column includes the excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary, up to a maximum benefit of $900,000. This insurance benefit is provided to all full time employees on a nondiscriminatory basis.

Grants of Plan-Based Awards for Fiscal Year 2017

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd D. Brice	3/20/2017	94,100	208,990	285,584
	3/20/2017				879	3,515	5,273	3,516	287,612
Mark Kochvar	3/20/2017	40,284	93,157	128,405
	3/20/2017				413	1,651	2,477	1,652	135,116
David G. Antolik	3/20/2017	49,635	108,194	147,233
	3/20/2017				457	1,829	2,744	1,829	149,632
David P. Ruddock	3/20/2017	43,280	93,081	126,282
	3/20/2017				389	1,555	2,333	1,556	127,262
Thomas J. Sposito II	3/20/2017	36,406	86,050	119,146
	3/20/2017				388	1,550	2,325	1,551	126,853

(1) These columns present the range of estimated payouts under the 2017 MIP. For the MIP, the payments assume that the NEOs earned the individual component according to their actual individual goal achievement in 2017, with the corporate component being the performance measure affecting the range of estimated payouts. The actual awards were paid on March 8, 2018 and are in the Summary Compensation Table for Fiscal Year 2017 in the Non-Equity Incentive Plan Compensation column. The actual payments were at Maximum, or Distinguished, for the EPS corporate performance measure. For a more detailed description of the 2017 MIP see “Management Incentive Awards” in the “Compensation Discussion and Analysis” on page 23.
(2) On March 20, 2017, the Compensation Committee granted restricted stock to the NEOs at a grant price of $35.57, which was the average of the high and low prices of S&T Common Stock over the 10-day trading period ending on the grant date. The grants were in accordance with the 2017 LTIP, pursuant to the Compensation Committee’s authority under the 2014 Plan. For a more detailed description of the 2017 LTIP, see “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis" on page 25. These columns present one half of the shares granted, which are earned based on S&T’s ROAE and TSR performance measured against the Peer Banks over a three year period, 2017 through 2019. The range of estimated payouts are denominated in the number of shares that may be earned under the performance award.
(3) This column presents one half of the aforementioned grant under the 2017 LTIP that will be earned based on remaining with S&T for three years.
(4) This column presents the the total grant date fair value of grant under the 2017 LTIP recognized for financial statement reporting purposes for the fiscal years ended December 31, 2017, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amount are included for 2017 in footnote 21 to the audited financial statements for the fiscal year ended December 31, 2017, included in the 2017 Form 10-K. This grant date fair value is in the Summary Compensation Table for Fiscal Year 2017 in the Stock Awards column.

Additional Information
As described earlier in this proxy statement, the Company has not entered into any employment agreements with its NEOs. For additional information regarding material terms of our 2017 MIP and 2017 LTIP, please see the correspondence sections of the Compensation Discussion and Analysis on pages 23 and 25, respectively.

Outstanding Equity Awards at 2017 Fiscal Year End
The following table sets forth information regarding the number and value of unvested shares of restricted stock outstanding on December 31, 2017 for our NEOs. The market value of the stock awards is based on the closing price of S&T Common Stock as reported on The NASDAQ Stock Market on December 31, 2017 which was $39.81.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Todd D. Brice
Granted 03/16/2015	2,009	79,978	4,017	159,917
Granted 03/21/2016	4,757	189,376	4,756	189,336
Granted 03/20/2017	3,516	139,972	3,515	139,932
Mark Kochvar
Granted 03/16/2015	947	37,700	1,893	75,360
Granted 03/21/2016	2,235	88,975	2,234	88,936
Granted 03/20/2017	1,652	65,766	1,651	65,726
David G. Antolik
Granted 03/16/2015	1,043	41,522	2,085	83,004
Granted 03/21/2016	2,463	98,052	2,463	98,052
Granted 03/20/2017	1,829	72,812	1,829	72,812
David P. Ruddock
Granted 03/16/2015	896	35,670	1,790	71,260
Granted 03/21/2016	2,105	83,800	2,105	83,800
Granted 03/20/2017	1,556	61,944	1,555	61,905
Thomas J. Sposito II
Granted 03/16/2015	902	35,909	1,802	71,738
Granted 03/21/2016	2,108	83,919	2,108	83,919
Granted 03/20/2017	1,551	61,745	1,550	61,706
(1) The S&T Board awarded the restricted shares of Common Stock on March 16, 2015, March 21, 2016, and March 20, 2017 pursuant to the 2015, 2016, and 2017 LTIPs, respectively. This column presents the restricted shares in the LTIP awards that vest 50% on the second and third anniversaries, respectively.
(2) The column presents the number of shares in the aforementioned LTIP awards that are subject to vesting on the third anniversary of their respective grant dates, based on achievement of corporate performance goals. The number of shares for each grant are reported at the Target level of performance.

Stock Vested in Fiscal Year 2017
The following table sets forth information regarding the number and value of restricted stock awards that vested during 2017 for our NEOs.

	Stock Awards
Name	Number or Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Todd D. Brice	9,503	322,858
Mark Kochvar	4,463	151,633
David G. Antolik	4,881	165,854
David P. Ruddock	4,221	143,412
Thomas J. Sposito II	901	32,373

(1) The time-based shares of restricted S&T stock granted under the 2014 LTIP on May 19, 2014 vested 50% on May 19, 2016. The remaining 50% vested on May 19, 2017. The performance-based shares vested on May 19, 2017. The shares of restricted S&T stock granted under the 2014 LTIP were divided evenly between performance and time-based shares. The time-based shares of restricted S&T stock granted under the 2015 LTIP on March 16, 2015 vested 50% on March 16, 2017. The value realized on vesting is based on the closing price of S&T Common Stock on the close of the market on the date of the vesting.

Pension Benefits

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Todd D. Brice	Employees’ Retirement Plan of S&T Bank	31	1,302,200	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	31	2,073,900	—
Mark Kochvar	Employees’ Retirement Plan of S&T Bank	24	1,083,100	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	24	342,500	—
David G. Antolik	Employees’ Retirement Plan of S&T Bank	26	924,300	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	26	427,000	—
David P. Ruddock	Employees’ Retirement Plan of S&T Bank	31	1,338,200	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	31	328,700	—
Thomas J. Sposito II (1)	Employees’ Retirement Plan of S&T Bank	—	—	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	—	—	—

(1) Mr. Sposito does not participate in the Retirement Plan or the Nonqualified Plan.

The present values shown above are based on benefits earned as of December 31, 2017 under the terms of the Employees’ Retirement Plan of S&T Bank (the “Retirement Plan”) and the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring S&T Bank’s pension obligations under ASC 715 as of December 31, 2017, including a discount rate of 3.75%, with the exception that benefit payments are assumed to commence at age 62, the earliest age at which unreduced benefits are payable. Mr. Brice was eligible to retire as of December 31, 2017 and receive 65.42% of his benefits based on the reduction for early retirement described below. Mr. Kochvar was eligible to retire as of December 31, 2017 and receive 77.92% of his benefits based on the reduction for early retirement described below. Mr. Ruddock was eligible to retire as of December 31, 2017 and receive 71.67% of his benefits based on the reduction for early retirement described below.

On January 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the Retirement Plan and Nonqualified Plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.

Employees’ Retirement Plan of S&T Bank
The Employees’ Retirement Plan of S&T Bank (“Plan”) is a defined benefit pension plan that covers substantially all employees hired prior to 2008. The Plan provides benefits that are based on years of service and compensation. Benefits payable under the Plan at normal retirement, age 65, are determined under the following formula.
1.0% of Average Final Compensation up to Covered Compensation, times Benefit Service
Plus
1.5% of Average Final Compensation in excess of Covered Compensation, times Benefit Service
For purposes of determining the normal retirement benefit, the terms used above have the following meanings:

•
Average Final Compensation is the average compensation received during the highest 5 consecutive years out of the last 10 years prior to retirement or termination of employment. Compensation generally means total cash remuneration determined before reductions for employee contributions for 401(k) or other pre-tax benefits, but does not include amounts deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan. Compensation is limited each year as required by Federal law. Average Final Compensation was frozen effective March 31, 2016.

•
Covered Compensation is the average of the Social Security taxable wage bases in effect for each year in the 35-year period ending with the calendar year in which a participant retires or terminates employment. Social Security Covered Compensation used to determine the normal retirement benefit was frozen effective March 31, 2016.

•	Benefit Service generally means an employee’s period of employment with S&T Bank after attainment of age 21. Benefit Service was frozen effective March 31, 2016.
Participants’ benefits under the Plan are 100% vested after completion of five years of service. Participants who terminate employment prior to age 55 with a vested benefit are entitled to receive their full accrued benefit at normal retirement, age 65, or upon election, can receive actuarially reduced benefits as early as age 55. Participants who terminate employment after age 55 with at least 10 years of service are eligible to receive early retirement benefits under the Plan. For participants who met certain age and service requirements as of December 31, 2007, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 62. For participants who did not meet these requirements, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 65.
Accrued benefits under the Plan are payable in the form of a ten-year certain and life annuity that provides equal monthly payments for the participant’s life with a minimum of 120 monthly payments guaranteed. Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. A 50% joint and survivor annuity provides a reduced monthly payment for the participant’s life with 50% of the payment continuing for the spouse’s life following the participant’s death. Various optional annuity forms of payment are available under the Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.
S&T Bancorp, Inc. Supplemental Savings and Make-up Plan
As noted above under the definition of Average Final Compensation for the Employees’ Retirement Plan of S&T Bank, compensation deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) is not included as eligible compensation and includable compensation is limited as a result of maximums imposed by law. The Nonqualified Plan restores benefits that are not payable by the Retirement Plan as a result of the executive’s election to defer compensation or as a result of the compensation limit. The provisions described above for the Retirement Plan apply to this plan as well, with the exception that upon termination or retirement participants automatically receive their benefit in the form of an actuarially equivalent lump sum, which is credited to their account under this plan and paid out in accordance with their distribution election.

Nonqualified Deferred Compensation
The following table provides information with respect to the Nonqualified Plan and the NEOs. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Todd Brice	25,626	12,813	124,693	0	697,375
Mark Kochvar	0	0	53,925	0	291,514
David Antolik	17,970	6,290	69,515	0	393,757
David Ruddock	0	0	0	0	—
Thomas J. Sposito II	0	0	0	0	—

(1) The amounts in this column have been included in the “All Other Compensation” column of the Summary Compensation Table on page 36.
The Nonqualified Plan offers certain management employees, including the NEOs, the opportunity to continue to defer income on a tax deferred basis that exceeds annual contribution or compensation limits for qualified plans. In addition, the Nonqualified Plan can be used by highly-compensated employees who are limited to the salary deferral limit to the Thrift Plan. The employee may elect to defer a percentage of compensation from each payroll under the Supplemental Savings provision. The employee may also elect to contribute at the same deferral rate as for the Thrift Plan after reaching a contribution or compensation limit under the Make-up provision.
S&T Bank makes employer matching and year end profit sharing contributions to the Nonqualified Plan that cannot be made to the qualified plans due to the aforementioned limits. The match is 3.5% of the deferral amount, except the match on deferrals under the Make-up provision, which are matched 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The year end profit sharing bonus is at the same percentage as for the Thrift Plan and applies to eligible compensation that exceeds the compensation limit for qualified plans.
The participants may elect the allocation percentages for employee deferrals and employer contributions into two large capitalization mutual funds, a balanced fund and a money market mutual fund in a Rabbi Trust. The Thrift Plan Committee at S&T Bank determines the investment vehicles in the Rabbi Trust, which currently are Vanguard 500 Index Fund Admiral, Fundamental Investors Fund Class R5, Dodge & Cox Balanced Fund and Federated Prime Obligations Fund.
As described earlier, distributions from the Nonqualified Plan are in accordance with the participant’s distribution election. The Nonqualified Plan is subject to the provisions of Section 409A of the Code.
Termination of Employment and Change-in-Control Arrangements
As described above, our NEOs do not have employment agreements. The NEOs would receive payments from S&T in connection with a termination from employment pursuant to their change-in-control agreements. The amount of the payment would vary, depending upon whether the termination was due to resignation, retirement, severance, good cause or change in control of S&T. In the event of death, the NEO’s beneficiary, heirs or estate would be entitled to certain payments.
Resignation. There are no employment agreements between S&T and any of the NEOs; therefore, in the event of resignation, the NEO would receive salary payments and participate in S&T’s benefit plans through the date of separation from employment. There would be no additional payments.
Retirement. Upon retirement, the NEOs would receive pension benefits as described above in the “Retirement Plan" and the “Nonqualified Plan." Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. Various optional annuity forms of payment are available under the Retirement Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.

	The Retirement Plan		The Nonqualified Plan, Lump Sum Benefit as of 1/1/2018 (3)
	Date Payable (1)	Annual Benefit (2)
Todd D. Brice	1/01/2018	$68,400	$1,256,400
Mark Kochvar	1/01/2018	61,500	219,100
David G. Antolik	age 65	84,900	128,000
David P. Ruddock	1/01/2018	72,000	205,500
Thomas J. Sposito II (4)	N/A	N/A	N/A

(1) Messrs. Brice, Kochvar and Ruddock were eligible to retire and receive 65.42%, 77.92% and 71.67%, respectively, of their benefit payable on January 1, 2018 as described in "The Retirement Plan" above. Mr. Antolik was not eligible for early retirement as of December 31, 2017, and is presented at what his respective benefit would be upon retirement at age 65 if he had terminated employment on December 31, 2017.
(2) The NEOs are married participants and must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. The annual benefits shown in this column are payable for the participant’s life with a minimum of 120 monthly payments guaranteed. After 120 monthly payments have been made, 50% of the amount shown continues for the spouse’s life following the participant’s death. If the NEO became deceased prior to retiring, the NEO's surviving spouse would receive the amount shown for ten years commencing as of the date shown, reducing to 50% of the amount shown after ten years and continuing for the remainder of her lifetime.
(3) The NEO receives a lump sum payment upon retirement or termination as described above in the “Nonqualified Plan." The lump sum payment is determined as the present value of a ten-year certain and life annuity based on an interest rate of 8.0% and a mortality table specified by the terms of the plan, and is deposited into the NEO's Nonqualified Plan deferred compensation account. Currently, the NEOs have elected to receive a lump sum distribution at age 70, but may change their elections to an earlier date, for the amount of their payments accrued prior to January 1, 2005. The NEOs individually elected a time and form of payment for payments accrued after December 31, 2004, as allowed by the Nonqualified Plan and permitted by Section 409A.
(4) Mr. Sposito does not participate in the Retirement Plan or the Nonqualified Plan.

Severance, constructive termination and change in control. As described in the CD&A, during 2017, S&T had double-trigger change in control severance agreements in effect with each of the NEOs (the “CIC Severance Agreements”). The CIC Severance Agreement for Mr. Brice provided that he will receive (a) a lump sum payment of 300% of the sum of his base salary and target bonus and (b) a pro rated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) his employment is involuntarily terminated without cause within six months preceding a change in control; (2) his employment is involuntarily terminated without cause within three years following a “change in control”; or (3) he terminates his employment for “good reason” within three years following a change in control. Each CIC Severance Agreement for the other NEOs provides that he will receive (a) a lump sum payment of 200% of the sum of his base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) the NEO’s employment is involuntarily terminated without cause within six months preceding a change in control; (2) the NEO’s employment is involuntarily terminated without cause within two years following a “change in control"; or (3) the NEO terminates his employment for “good reason” within two years following a change in control. Payments under the agreements shall be paid or provided (or commence to be paid or provided) within five (5) business days after the executive has satisfied the requirement that executive sign an irrevocable release of all claims against S&T, subject to a six-month delay for compliance with Section 409A, if necessary. (See “Tax Considerations” above). The CEO and NEOs who receive either 200% or 300% of their salary and target annual bonus in a change in control will also be subject to twelve (12) month non-competition and non-solicitation covenants. Each CIC Severance Agreement provides that if the executive’s employment is terminated without cause, or terminates for good reason, within the three or two years of a change in control, as applicable for that particular executive, he will also receive payments equal to the amount of money required to maintain health benefits under COBRA. These additional benefits will continue for three years for the President and CEO and for two years for the other NEOs. Each agreement provides that, in the event any benefit received by a NEO in connection with a change in control or in connection with the termination of the NEO’s employment (whether pursuant to the agreement or any other plan, arrangement or agreement) (collectively, the “Total Benefits”) would be subject to the excise tax imposed under Section 4999 of the Code (the golden parachute excise tax), then the Total Benefits will be reduced to the extent necessary so that no portion of the Total Benefits is subject to such excise tax. The definition of “change in control,” as used in the change in control agreements, is fully described on page 31 of this Proxy Statement under the section “Double Trigger Change in Control Severance Protections.” In addition, unvested nonstatutory stock options would immediately vest and become exercisable, under the 2014 Plan.
The following table provides the payments that each NEO would have received under his change in control agreement in the event of a without cause or good reason termination (as described above) upon a change in control of S&T at December 31, 2017:

Name	Multiple	Lump Sum Payment (1)	Payment in Lieu of Medical Coverage(2)	Total Value of Payments(3)
Todd D. Brice	3X	$2,751,100	$44,352	$2,795,452
Mark Kochvar	2X	973,530	21,696	995,226
David G. Antolik	2X	1,078,220	9,864	1,088,084
David P. Ruddock	2X	916,980	29,568	946,548
Thomas J. Sposito II	2X	914,080	9,864	923,944

(1) Represents the multiple of the executive’s base salary and target annual incentive.
(2) The amount of money required to maintain health benefits under COBRA for two or three years, as applicable and in accordance with the terms of the executive’s change in control/severance agreement.
(3) The total value of the payments may be reduced to avoid the imposition of the excise tax imposed under Section 4999 of the Code.

Death. Upon the death of an NEO, except for what is described above for termination due to retirement, there are no payments above the life and accidental death and dismemberment insurance proceeds through the S&T Bank Welfare Benefit Plan.

CEO Pay Ratio
The Company selected December 29, 2017 as the determination date for identifying the median employee under Item 402(u) of Regulation S-K. Year-to-date taxable wages paid from January 1, 2017 to December 29, 2017 for all employees employed as of the determination date, with the exception of Mr. Brice, were listed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period.
This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. Once the data was complete, the median employee was identified, and total compensation for the median employee was calculated according to Item 402(c). Mr. Brice’s total compensation for 2017 was $1,535,245 as presented in the Summary Compensation Table on page 35. The median employee’s compensation was $39,193 producing a ratio of 39:1.

RELATED PERSON TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Parties
The Nominating Committee has a written policy for the review, approval or ratification of related party transactions. In accordance with the Nominating Committee’s Related Party Transaction Policy, a “related party transaction” is any transaction, including, but not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which S&T and its affiliates (collectively, the “Company”) was, is or will be a participant and in which any “Related Party” had, has, or will have a direct or indirect material interest. A “Related Party” is defined under the policy as follows:

•	Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law. In addition to the foregoing, any person (other than a tenant or employee) residing in the home of such director, executive officer, nominee or more than 5% beneficial owner; and

•
Any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position; or in which such person has a 10% or greater beneficial ownership interest.

The S&T Board recognizes that related party transactions can present potential or actual conflicts of interest that may raise questions among shareholders or create the appearance that the Company decisions are based on considerations other than the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify a related party transaction only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. Related party transactions, include but are not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or other terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties; or that are not readily available from alternative sources; or when S&T Bank provides products or services to a Related Party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.
On an annual basis, each director and executive officer must submit a questionnaire (the “Questionnaire”) for the purpose of assisting in the administration of this policy. The Questionnaire requests the identification of Related Parties. Any person nominated to stand for election as a director must submit a Questionnaire no later than the date of his or her nomination. Any person who is appointed as a director or an executive officer must submit a Questionnaire prior to such person’s appointment as a director or executive officer, except in the case of an executive officer where due to the circumstances it is not practicable to submit the Questionnaire in advance, in which case the Questionnaire must be submitted as soon as reasonably practicable following the appointment.
Directors and executive officers are expected to notify the CRO of any updates to the list of Related Parties. The CRO disseminates a Related Party master list as appropriate within S&T. The recipients of the master list utilize the information contained therein in connection with their respective business units, departments and areas of responsibility to effectuate this policy.
The S&T Board has determined that the Nominating Committee is best suited to review and approve related party transactions. At each calendar year’s first regularly scheduled Nominating Committee meeting, management recommends related party transactions to be entered into by S&T for that calendar year, including the proposed aggregate value of such transactions if applicable. In addition, the Nominating Committee reviews any previously approved or ratified related party transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration S&T’s contractual obligations, the Nominating Committee determines if it is in the best interests of S&T and its shareholders to approve or disapprove such proposed transactions or to continue, modify or terminate ongoing related party transactions. At each subsequently scheduled meeting, management updates the Nominating Committee as to any material change regarding approved related party transactions.
In the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Nominating Committee for approval or preliminarily entered into by management subject to consultation with the Nominating Committee Chairperson, and ratification by the Nominating Committee at the next scheduled meeting; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.
The Nominating Committee has reviewed the types of related party transactions described below and determined that each of the following related party transactions will be deemed to be pre-approved by the Nominating Committee:
1.Any compensation paid to executive officers, provided that S&T’s Compensation Committee approved or recommended that the S&T Board approve such compensation.
2.Any compensation paid to a director if the compensation is required to be reported in S&T’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.
3.Any transaction where the Related Party’s interest arises solely from ownership of Common Stock and all shareholders received the same benefit on a pro rata basis (e.g., dividends).
4.Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
5.Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
Other than as described below under “Transactions with Related Parties”, there were no related party transactions.
Transactions with Related Parties
S&T Bank made payments of $237,967 for the purchase of printing services, promotional items, and document management workflow solutions from companies owned or controlled by Director Donnelly.
During 2017, S&T Bank made payments aggregating $160,812 to a related interest of Director Toretti for the lease of operations, branch and administrative facilities under the arrangements described below. Neither Ms. Toretti nor a family member received these payments. On October 1, 1986, S&T Bank entered into an agreement to lease, from Ms. Toretti and Michael Toretti as trustees under an irrevocable trust, a building and land used as S&T Bank’s North Fourth Street branch and operations center. The terms of the agreement provided for payment of $10,000 per month for the first five years and options to renew for four five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 2006, S&T Bank exercised its fourth renewal option at $12,155 per month. Additionally, in September 2006, S&T Bank exercised an extension agreement beginning October 1, 2011 at $12,763 per month providing for options to renew for four five-year terms at the same terms and conditions of the original lease. The second renewal option was exercised on October 1, 2016 at $13,401 per month, providing the same terms and conditions as the original lease.
S&T made payments of $204,598 for legal services including real estate related matters, lease negotiations and loan workout matters rendered during the year to McNees Wallace & Nurick LLP, a law firm where Director Weingarten is an attorney and member.
During 2017, S&T Bank made payments of $352,425 to a company owned by Mr. Thomas A. Brice for the purchase of furniture and other furnishings for branch and loan production offices and operational centers. Mr. Thomas A. Brice’s son, Todd D. Brice, is a director and is employed by S&T and S&T Bank as President and Chief Executive Officer.
S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable loans with persons not related to S&T Bank. Such loans do not involve more than normal risk of collectability or present unfavorable features.
All of the transactions described above were approved by the Nominating Committee in accordance with the Nominating Committee’s Related Party Transaction Policy.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees S&T’s financial reporting process on behalf of the S&T Board of Directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedules in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm (the Independent Auditor) the results of management’s assessment of the effectiveness of S&T’s internal control over financial reporting and the Independent Auditor’s audit of internal control over financial reporting for the year ended December 31, 2017.
The Audit Committee discussed with S&T’s Internal Auditors and the Independent Auditor the overall scope and plans for their respective audits. The Audit Committee met with the Internal Auditors and Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of S&T’s internal controls, including internal controls over financial reporting, and the overall quality of S&T’s financial reporting.
The Audit Committee reviewed and discussed with the Independent Auditor, who is responsible for expressing an opinion on the conformity of those consolidated audited financial statements and related schedules with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of S&T’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee reviewed and discussed with the Independent Auditor the firm’s independence from S&T’s management and S&T, including the written disclosures received from the firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the Independent Auditor’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the S&T Board of Directors, and the S&T Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of S&T’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.
Submitted by the Audit Committee of the S&T Bancorp, Inc. Board of Directors:
Frank Palermo (Chairperson); Christina Cassotis, Jeffrey Grube, Frank Jones and Robert Kane.
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

SHAREHOLDER PROPOSALS
Any proposal that a shareholder of S&T intends to present at the 2019 S&T annual meeting of shareholders must be received in writing by the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, on or before December 12, 2018. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in S&T’s proxy statement and proxy form relating to such meeting.
Notice to S&T of proposals for action at the 2019 annual meeting of shareholders or a shareholder director nomination submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing by the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, not earlier than the close of business on the 120th day (January 21, 2019), nor later than the close of business on the 90th day (February 20, 2019) prior to the first anniversary of 2018 Annual Meeting, unless the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be delivered not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to the date of the 2019 annual meeting of shareholders or, if the first public announcement of date of the 2019 annual meeting of shareholders is less than 100 days prior to such annual meeting date, the 10th day following the day on which public announcement of the date of such meeting is first made by S&T. The persons named in the proxies solicited by S&T’s Board for its 2019 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal or nomination as to which S&T does not receive a timely notice. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.
OTHER MATTERS
Management knows of no other matters to be brought before the Annual Meeting. In accordance with the S&T By-laws, no persons other than the Company’s nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

By Order of the Board of Directors,

Ernest J. Draganza Secretary
WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.STBANCORP.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.
April 11, 2018

APPENDIX A
RECONCILIATIONS OF GAAP TO NON-GAAP
In addition to traditional measures presented in accordance with GAAP, our management uses, and this letter contains or references, certain non-GAAP financial measures identified below. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.
We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. Interest income per the Consolidated Statements of Net Income is reconciled to net interest income adjusted to a FTE basis in Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K.

	December 31
(dollars in thousands)	2017	2016
Common return on average tangible common equity (non-GAAP)
Net income	$72,968	$71,392
Plus: amortization of intangibles	1,233	1,615
Tax effect of amortization of intangibles	(432)	(565)
Net income before amortization of intangibles	73,769	72,442

Total average shareholders’ equity (GAAP Basis)	872,130	823,607
Less: average goodwill and average other intangible assets	(295,937)	(297,377)
Tax effect of other intangible assets	1,493	1,992
Tangible average common equity (non-GAAP)	$577,686	$528,222
Common return on average tangible common equity (non-GAAP)	12.77%	13.71%

Efficiency Ratio (non-GAAP)
Noninterest expense	$147,907	$143,232

Net interest income per consolidated statements of net income	225,733	203,259
Plus: taxable equivalent adjustment	7,493	7,043
Noninterest income	55,462	54,635
Less: securities (gains) losses, net	(3,000)	—
Net interest income (FTE) (non-GAAP) plus noninterest income	285,688	264,937
Efficiency ratio (non-GAAP)	51.77%	54.06%

Tangible common equity (non-GAAP)
Total shareholders' equity (GAAP basis)	$884,031	$841,956
Less: goodwill and other intangible assets	(295,347)	(296,580)
Tax effect of other intangible assets	1,287	1,719
Tangible common equity (non-GAAP)	589,971	547,095

Total assets (GAAP basis)	7,060,255	6,943,053
Less: goodwill and other intangible assets	(295,347)	(296,580)
Tax effect of other intangible assets	1,287	1,719
Tangible assets (non-GAAP)	$6,766,195	$6,648,192
Tangible common equity/tangible assets (non-GAAP)	8.72%	8.23%

On December 22, 2017, H.R.1, originally known as the Tax Cuts and Jobs Act, or Tax Act, was signed into law. We made certain tax adjustments to reflect the impact of the Tax Act in our 2017 income tax expense for the year ended December 31, 2017. An adjustment of $13.4 million was made for the re-measurement of our deferred tax assets and liabilities as a result of the new corporate rate of 21 percent, rather than the pre-enactment rate of 35 percent. We believe the $13.4 million non-cash tax expense impacts comparability to prior year financial measurements and results and therefore present certain non-GAAP financial measures excluding the impact of this amount. These non-GAAP measures exclude the net deferred tax asset, or DTA, re-measurement and are reconciled to the GAAP measures below:

(dollars in thousands)
Diluted Earnings Per Share
Net Income	$72,968
Plus: DTA re-measurement	13,433
Adjusted net Income (non-GAAP)	$86,401
Average shares outstanding - diluted	34,955
Diluted adjusted earnings per share (non-GAAP)	2.47%
Return on Average Assets
Net income	$72,968
Plus: DTA re-measurement	13,433
Adjusted net Income (non-GAAP)	$86,401

Average assets	$7,060,232
Plus: DTA re-measurement	589
Adjusted average assets (non-GAAP)	$7,060,821
Adjusted return on average assets (non-GAAP)	1.22%

Return on Average Shareholders' Equity
Net income	$72,968
Plus: DTA re-measurement	13,433
Adjusted net Income (non-GAAP)	$86,401

Total average shareholders' equity (GAAP Basis)	$872,130
Less: DTA re-measurement	589
Adjusted average equity (non-GAAP)	$872,719
Adjusted return on average equity (non-GAAP)	9.90%

Return on Average Tangible Shareholders' Equity
Net income	$72,968
Plus: DTA re-measurement	13,433
Adjusted net Income (non-GAAP)	$86,401
Plus: amortization of intangibles	1,233
Tax effect of amortization of intangibles	(432)
Adjusted net income before amortization of intangibles	87,202

Average total shareholders' equity	$872,130
Plus: DTA re-measurement	589
Less: average goodwill and other intangible assets	(295,937)
Tax effect of average goodwill and other intangible assets	1,493
Adjusted average tangible equity (non-GAAP)	578,275
Adjusted return on average tangible shareholders' equity (non-GAAP)	15.08%

Net Interest Income
Our principal source of revenue is net interest income. Net interest income represents the difference between the interest and fees earned on interest-earning assets and the interest paid on interest-bearing liabilities. Net interest income is affected by changes in the average balance of interest-earning assets and interest-bearing liabilities and changes in interest rates and spreads. The level and mix of interest-earning assets and interest-bearing liabilities is managed by our Asset and Liability Committee, or ALCO, in order to mitigate interest rate and liquidity risks of the balance sheet. A variety of ALCO strategies were implemented, within prescribed ALCO risk parameters, to produce what we believe is an acceptable level of net interest income.

The interest income on interest-earning assets and the net interest margin are presented on a FTE basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory tax rate of 35 percent for each period and the dividend-received deduction for equity securities. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

The following table reconciles interest income per the Consolidated Statements of Net Income to net interest income and rates on a FTE basis for the periods presented:

	Years Ended December 31,
(dollars in thousands)	2017	2016
Total interest income	$260,642	$227,774
Total interest expense	(34,909)	(24,515)
Net interest income per consolidated statements of net income	225,733	203,259
Adjustment to FTE basis	7,493	7,043
Net Interest Income (FTE) (non-GAAP)	$233,226	$210,302
Average earning assets	$6,549,821	$6,067,150

Net interest margin	3.45%	3.35%
Adjustment to FTE basis	0.11	0.12
Net Interest Margin (FTE) (non-GAAP)	3.56%	3.47%

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

May 21, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2018
S&T’s Proxy Statement for the 2018 Annual Meeting of Shareholders
and S&T’s Annual Report on Form 10-K in a combined document for the fiscal year ended December 31, 2017 are available at http://proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

E43588-P05382

REVOCABLE PROXY
S&T BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
HELD ON MAY 21, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints David P. Ruddock and LaDawn D. Yesho or either of them, or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. (“S&T”), par value $2.50 per share (“S&T Common Stock”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at the S&T Support Center, located at Indiana West Plaza, 2416 Philadelphia Street, Indiana, Pennsylvania, on May 21, 2018, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of S&T at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of S&T Common Stock.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

S&T BANCORP, INC. 800 PHILADELPHIA ST. INDIANA, PA 15701
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com .
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/STBA18
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E43587-P05382	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

S&T BANCORP, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL”.				☐	☐	☐
1.	ELECTION OF DIRECTORS TO SERVE TERMS EXPIRING IN 2019
	Nominees:
	01)	Todd D. Brice	08)	Robert E. Kane
	02)	Christina A. Cassotis	09)	David L. Krieger
	03)	Michael J. Donnelly	10)	James C. Miller
	04)	James T. Gibson	11)	Frank J. Palermo, Jr.
	05)	Jeffrey D. Grube	12)	Christine J. Toretti
	06)	Jerry D. Hostetter	13)	Steven J. Weingarten
	07)	Frank W. Jones

Vote on Proposals – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3 AND FOR "1 YEAR" ON PROPOSAL 4.									For	Against	Abstain

2.	TO RATIFY THE SELECTION OF KPMG LLP AS S&T'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2018.								☐	☐	☐
3.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.								☐	☐	☐
								1 Year	2 Year	3 Year	Abstain
4.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF S&T BANCORP, INC.'S NAMED EXECUTIVE OFFICERS.							☐	☐	☐	☐
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Only shareholders of record as of the close of business on March 22, 2018 are entitled to notice of and to vote at such meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space on reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.
						☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR 1 YEAR ON PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)			Date